UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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BALLANTYNE STRONG, INC.

(Name of Registrant as Specified in its Charter)

FUNDAMENTAL GLOBAL INVESTORS, LLC
FUNDAMENTAL GLOBAL PARTNERS, LP
FUNDAMENTAL GLOBAL PARTNERS MASTER FUND, LP
FUNDAMENTAL GLOBAL PARTNERS GP, LLC
FG PARTNERS GP, LLC
D. KYLE CERMINARA
LEWIS M. JOHNSON
JOSEPH H. MOGLIA
CARALYN B. BRACE
WILLIAM J. GERBER
RUSSEL R. HEISER II
CHARLES T. LANKTREE
ROBERT J. MARINO
ROBERT J. ROSCHMAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2015

Dear Fellow Shareholders of Ballantyne Strong, Inc.:

Fundamental Global Investors, LLC, the beneficial holder of approximately 14.7% of the outstanding shares of Ballantyne Strong, Inc. (NYSE MKT: BTN), is nominating seven highly qualified director candidates for election to BTN’s board at its annual meeting of shareholders to be held on May 13, 2015. We are sending you the attached proxy statement and the enclosed BLUE proxy card to solicit your proxy to elect our director candidates.

Fundamental Global believes that BTN needs new and more active leadership at the board level to improve the company’s financial performance, acquisition strategy and performance, capital allocation strategy and ultimately the company’s lagging stock performance. Since we first acquired shares of BTN in January 2013, the company’s revenues have declined by approximately 43.8%, its net income has declined from $5.5 million to a loss, and its cash balance has declined by approximately 44.0%. The company has during this time also completed two acquisitions in completely new markets for the company, and the most significant of these acquisitions appears not to be a success. We have significant concerns about this performance, but believe that there is tremendous opportunity for improvement at BTN through new and more active leadership at the board level. We believe that BTN needs to be led by more qualified, experienced and active directors.

Our seven director candidates, whose backgrounds are more fully described in the attached proxy statement, include D. Kyle Cerminara, Caralyn B. Brace, William J. Gerber, Russel (“Rob”) R. Heiser II, Charles T. Lanktree, Robert J. Marino, and Robert J. Roschman.

We ask for your support by completing, signing, dating and returning in the enclosed postage-paid envelope the enclosed BLUE proxy card. If you hold BTN shares through a bank, broker or other nominee, you must provide voting instructions to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a voting instruction card.

We urge you not to return any proxy card provided by BTN. To support Fundamental Global, you should return our BLUE proxy card and discard any proxy card you receive from BTN. You do not need to (and should not) vote “withhold” on BTN’s proxy card to vote for our director candidates. You should not vote for any of the director candidates nominated by BTN, or on any other matter, by returning BTN’s proxy card. If you have already provided BTN with an executed proxy, you may revoke it by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by sending a later dated BLUE voting instruction card to that entity).

If you have any questions or require any assistance with providing your proxy or any other matters, please contact Alliance Advisors, our proxy advisor, at 888-991-1296.

Thank you for your support,
Fundamental Global Investors, LLC

Proxy Statement

This proxy statement and enclosed BLUE proxy card are being provided by Fundamental Global Investors, LLC in connection with its solicitation of proxies from you, the holders of shares of common stock of Ballantyne Strong, Inc., a Delaware corporation (NYSE MKT: BTN), to elect our seven director candidates to BTN’s board of directors at BTN’s annual meeting of shareholders to be held at Hilton Garden Inn, 4025 Windward Plaza, Alpharetta, Georgia 30005 on May 13, 2015 at 9:00 a.m., Eastern time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof.

Fundamental Global’s director candidates are D. Kyle Cerminara, Caralyn B. Brace, William J. Gerber, Russel (“Rob”) R. Heiser II, Charles T. Lanktree, Robert J. Marino, and Robert J. Roschman. The backgrounds and qualifications of our director candidates are described in this proxy statement in the section titled “Our Director Candidates.”

Proposals to approve, on an advisory, non-binding basis, BTN’s executive compensation (so called “say-on-pay”) and to ratify BTN’s appointment of auditors are also included on our BLUE proxy card. Fundamental Global does not make a recommendation with respect to the auditor ratification proposal, but due to the company’s declining financial performance recommends that you vote AGAINST BTN’s say-on-pay proposal.

BTN has set the record date for determining shareholders entitled to notice of and to vote at the annual meeting as March 16, 2015. Shareholders of record at the close of business on the record date will be entitled to vote at the annual meeting. According to BTN, as of the record date, there were 14,103,396 shares of common stock of BTN outstanding and entitled to vote at the annual meeting.

This solicitation of proxies is being made by Fundamental Global. Further information regarding Fundamental Global and its affiliates is included in this proxy statement in the section titled “Information About Us.” This solicitation of proxies is not being made by or on behalf of the board of directors or management of BTN.

This proxy statement and the enclosed BLUE proxy card are first being sent to BTN’s shareholders on or about April 17, 2015.

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE ENCLOSED BLUE PROXY CARD TO ELECT OUR DIRECTOR CANDIDATES. YOU WILL NOT BE ABLE TO VOTE FOR OUR DIRECTOR CANDIDATES BY RETURNING A PROXY CARD THAT IS PROVIDED BY BTN.

IF YOU HOLD BTN SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, YOU MUST PROVIDE VOTING INSTRUCTIONS TO THAT ENTITY. IF YOU HAVE NOT RECEIVED A BLUE VOTING INSTRUCTION CARD FROM YOUR BANK, BROKER OR OTHER NOMINEE, YOU SHOULD IMMEDIATELY CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO OBTAIN A BLUE VOTING INSTRUCTION CARD.

WE URGE YOU NOT TO RETURN ANY PROXY CARD PROVIDED BY BTN. TO SUPPORT FUNDAMENTAL GLOBAL, YOU SHOULD RETURN OUR BLUE PROXY CARD AND DISCARD ANY PROXY CARD YOU RECEIVE FROM BTN. YOU DO NOT NEED TO (AND SHOULD NOT) VOTE “WITHHOLD” ON BTN’S PROXY CARD TO VOTE FOR OUR DIRECTOR CANDIDATES. YOU SHOULD NOT VOTE FOR ANY OF THE DIRECTOR CANDIDATES NOMINATED BY BTN, OR ON ANY OTHER MATTER, BY RETURNING BTN’S PROXY CARD.

IF YOU HAVE ALREADY PROVIDED BTN WITH AN EXECUTED PROXY, YOU MAY REVOKE IT BY EXECUTING A LATER DATED BLUE PROXY CARD AND SENDING IT TO US IN THE ENCLOSED POSTAGE-PAID ENVELOPE (OR, IF YOU HOLD YOUR SHARES THROUGH A

BANK, BROKER OR OTHER NOMINEE, BY SENDING A LATER DATED BLUE VOTING INSTRUCTION CARD TO THAT ENTITY).

SEE THE BACK COVER PAGE OF THIS PROXY STATEMENT FOR FURTHER INFORMATION ON HOW TO VOTE YOUR BTN SHARES.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our BLUE proxy card are available at
http://viewproxy.com/BTN/FundamentalGlobalInvestors/2015/

Questions and Answers Relating to this Proxy Solicitation

What are you asking BTN’s shareholders to do?

We are asking for your support for the election to BTN’s board of directors of our seven director candidates, D. Kyle Cerminara, Caralyn B. Brace, William J. Gerber, Russel (“Rob”) R. Heiser II, Charles T. Lanktree, Robert J. Marino, and Robert J. Roschman. As described more fully in this proxy statement, we believe our director candidates possess the skills, experience, energy and leadership abilities necessary to improve BTN and actively lead it in a new direction. Our director candidates will be active and responsible stewards of the trust placed in them by BTN’s shareholders and will be committed to obtaining positive results for all shareholders.

Who are Fundamental Global’s director candidates?

D. Kyle Cerminara, Caralyn B. Brace, William J. Gerber, Russel (“Rob”) R. Heiser II, Charles T. Lanktree, Robert J. Marino, and Robert J. Roschman are highly qualified individuals with significant business experience. The principal occupation and business experience of each of these candidates is described in this proxy statement in the section titled “Our Director Candidates.” We believe that each of our director candidates will be considered independent under the listing standards of the NYSE MKT, other than Mr. Cerminara who may not be deemed to be independent for purposes of service on BTN’s audit and compensation committees due to his positions with Fundamental Global. None of our director candidates is affiliated with BTN or any of its subsidiaries. If elected to BTN’s board of directors, our director candidates will owe fiduciary duties to all of BTN’s shareholders.

Who can provide a proxy?

If you are a record holder of BTN shares as of the close of business on the record date for the annual meeting, which is March 16, 2015, you have the right to vote in person or by proxy on the election of directors and any other matters that may properly come before the annual meeting. If you are a record holder of BTN shares at the close of business on the record date, you will retain your right to vote or provide a proxy even if you sell your BTN shares after the record date.

How do I provide a proxy?

We urge you to complete, sign, date and return in the enclosed postage-paid envelope the enclosed BLUE proxy card to elect our director candidates. You will not be able to vote for our director candidates by returning a proxy card that is provided by BTN. If you hold BTN shares through a bank, broker or other nominee, you must provide voting instructions to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card.

If you have already provided BTN with an executed proxy, you may revoke that proxy by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by returning a later dated BLUE voting instruction card to that entity). We urge you not to sign or return any proxy card provided by BTN. You do not need to (and should not) vote “withhold” on BTN’s proxy card to vote for our director candidates. You should not vote on any other matter by returning BTN’s proxy card. See the back cover page of this proxy statement for further information on how to vote your BTN shares.

Can I vote by telephone or Internet?

If you hold your shares in registered form, information should be included with this proxy statement providing you instructions on how to vote by telephone or the Internet.

If you hold your shares through a bank, broker or other nominee, information may be included with this proxy statement from that entity providing you instructions on how to vote by telephone or the Internet. Many banks and brokerage firms participate in a program that allows eligible shareholders to vote by telephone or the Internet. If your bank or brokerage firm participates in the telephone or Internet voting program, then the bank or brokerage firm will provide you with instructions for voting by telephone or the Internet on the voting form that it provides to you. Telephone and Internet voting procedures, if available through your bank or brokerage firm, are designed to authenticate your identity and allow you to give your voting instructions and confirm that your instructions have been properly recorded.

If you have any questions or require any assistance with providing your proxy or any other matters, please contact Alliance Advisors, our proxy advisor, at 888-991-1296.

What is the deadline for providing a proxy?

We urge you to submit your proxy to us as soon as possible. For your proxy to be voted at the annual meeting, we must receive it on or prior to the date of the annual meeting. The annual meeting is scheduled to occur on May 13, 2015 at 9:00 a.m. Eastern time.

Who is making this proxy solicitation?

This proxy solicitation is being made by Fundamental Global Investors, LLC. We believe Fundamental Global, together with its affiliates, is one of the two largest shareholders of BTN, holding approximately 14.7% of the outstanding shares. Based on its most recent Schedule 13G filed with the SEC, we believe that Ariel Investments, LLC also currently beneficially owns approximately 14.7% of BTN’s shares. In addition, one of Fundamental Global’s director candidates is a beneficial holder of an additional 7,500 shares of BTN’s common stock. Fundamental Global Investors, LLC is an SEC registered investment advisor that manages equity and fixed income hedge funds. D. Kyle Cerminara, one of our director candidates, is Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC and a current director of BTN.

Why is Fundamental Global making this proxy solicitation?

Fundamental Global believes that BTN needs new and more active leadership at the board level to improve the company’s financial performance, acquisition strategy and performance, capital allocation strategy and ultimately the company’s lagging stock performance. Since we first acquired shares of BTN in January 2013, the company’s revenues have declined by approximately 43.8%, its net income has declined from $5.5 million to a loss, and its cash balance has declined by approximately 44.0%. The company has during this time also completed two acquisitions in completely new markets for the company, and the most significant of these acquisitions appears not to be a success. We have significant concerns about this performance, but believe that there is tremendous opportunity for improvement at BTN through new leadership. We believe this leadership must be in the form of a new and more active board of directors.

We believe our director candidates possess the skills, experience, energy and leadership abilities necessary to improve BTN and actively lead it in a new direction. Our director candidates will be active and responsible stewards of the trust placed in them by BTN’s shareholders and will be committed to obtaining positive results for all shareholders.

How many proxies must be received for Fundamental Global’s director candidates to be elected?

Under BTN’s by-laws, shareholders are entitled to one vote for each share held by them on each matter coming before the annual meeting. BTN directors are elected by a plurality of the votes cast at a meeting of shareholders at which a quorum is present, and cumulative voting is not permitted. The presence in person or by proxy of the holders of a majority of BTN’s outstanding shares will constitute a quorum. BTN is proposing that six directors be elected at the annual meeting for the available seven board seats. Therefore, at the annual meeting, assuming a quorum is present, the seven director nominees receiving the highest number of votes, whether cast in person or by proxy, will be elected to the BTN board. Because the seven director candidates receiving the highest number of votes will be elected to BTN’s board, every vote is important. We urge you to complete, sign, date and return in the enclosed postage-paid envelope the enclosed BLUE proxy card to elect our director candidates.

Can I revoke a proxy that I already provided to BTN?

We urge you not to sign or return any proxy card or revocation card that may be sent to you by BTN. If you have already provided BTN with an executed proxy card or revocation card, you may revoke that document by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by returning a later dated BLUE voting instruction card to that entity). If you wish to revoke a proxy provided to BTN, please send a copy of the revocation to Alliance Advisors at the fax number included on the back cover page of this proxy statement so that we will be aware of all revocations and can attempt to ensure they are honored.

How do I vote on the other matters being presented by BTN for vote at the annual meeting?

You can vote on all matters to be presented at the annual meeting on Fundamental Global’s BLUE proxy card. We urge you not to return any proxy card provided by BTN so as not to revoke your Fundamental Global’s proxy card. Only the latest dated proxy card will be counted at the annual meeting.

The affirmative vote of a majority of the shares present or represented by proxy at the meeting or entitled to vote is required to approve BTN’s executive compensation (say-on-pay) proposal. Due to the company’s declining financial performance, Fundamental Global will vote its BTN shares, and recommends that you vote your BTN shares, “AGAINST” the company’s say-on-pay proposal. If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you do not specify a choice with respect to this proposal on our BLUE proxy card, we will vote your shares “AGAINST” this proposal.

The affirmative vote of a majority of the shares present or represented by proxy at the meeting or entitled to vote is required to ratify the appointment of KPMG LLP as BTN’s independent auditors for the fiscal year ending December 31, 2015. Fundamental Global will vote its shares “AGAINST” the company’s auditor ratification proposal due to what it believes are excessively high audit fees, which are disclosed in BTN’s annual proxy statements. However, Fundamental Global makes no recommendation with respect to this proposal. If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you do not specify a choice with respect to this proposal on our BLUE proxy card, we will vote your shares “AGAINST” with respect to this proposal.

Abstentions and proxies marked “withhold” for the election of directors, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. If your BTN shares are held in the name of a brokerage firm and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to a proposal that is not a routine matter, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” Under the rules and interpretations of the New York Stock Exchange, there are no “routine” proposals in a contested proxy solicitation. Because Fundamental Global has initiated a contested proxy solicitation, there will be no “routine” matters at the annual meeting for any broker accounts that are provided with proxy materials by Fundamental Global.

We urge you not to return any proxy card provided by BTN. To support Fundamental Global, you should return our BLUE proxy card and discard any proxy card you receive from BTN. You do not need to (and should not) vote “withhold” on BTN’s proxy card to vote for our director candidates. You should not attempt to vote for any of our director candidates, or on any other matter, by returning BTN’s proxy card. If you have already provided BTN with an executed proxy, you may revoke it by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by sending a later dated BLUE voting instruction card to that entity).

Who should I call if I have any questions?

If you have any questions, require any assistance in voting your BTN shares, need any additional copies of our proxy materials, or have any other questions, please call Alliance Advisors, our proxy advisor, at 888-991-1296.

Background to the Solicitation

Fundamental Global became a shareholder of BTN in January 2013. Fundamental Global believes that it is one of the two largest shareholders of BTN, currently holding approximately 14.7% of BTN’s shares. Based on its most recent Schedule 13G filed with the SEC, we believe that Ariel Investments, LLC also currently beneficially owns approximately 14.7% of BTN’s shares.

On September 3, 2014, Fundamental Global filed its initial Statement of Beneficial Ownership on Schedule 13D with the SEC disclosing that Fundamental Global had, together with related reporting parties, acquired more than 5% of BTN’s outstanding shares. Fundamental Global filed amendments to its Schedule 13D throughout 2014 and 2015 reporting increases in its beneficial ownership of BTN shares. In its most recent Schedule 13D, Fundamental Global reports that it beneficially owns, together with its affiliates, approximately 14.7% of BTN’s shares.

In September 2013, BTN acquired Peintures Elite, Inc., a “manufacturer of paint and lacquer products,” for $1.7 million.

In October 2013, BTN acquired Convergent Corporation, “a managed solutions provider to blue chip organizations that require design, installation, operation and maintenance of enterprise media networks,” for $17.4 million. At the time of the Convergent acquisition, BTN stated the following in its October 1, 2013 press release:

“Ballantyne Strong expects the transaction to be $0.06-$0.10 accretive to earnings per share in 2014 and $0.15 – $0.20 accretive to earnings per share in 2015. In addition, Ballantyne believes there are opportunities to improve working capital management that should result in higher cash flow generated from Convergent’s operations.”

On March 14, 2014, BTN released its results for the fourth quarter of 2013. BTN reported a net loss of $1.7 million, or ($0.12) per share, for the fourth quarter, compared with net income of $1.6 million, or $0.11 per diluted share, in the fourth quarter of 2012.

On May 8, 2014, BTN released its results for the first quarter of 2014. BTN reported a net loss of $0.6 million, or ($0.04) per share, for the first quarter, compared with net income of $0.6 million, or $0.04 per diluted share, for the first quarter of 2013. BTN also reported that its cash balance had declined to $25.5 million from $28.8 million at the end of the prior quarter.

On August 8, 2014, BTN released its results for the second quarter of 2014. BTN reported a net loss of $0.2 million, or ($0.02) per share, for the first six months of 2014, compared to net earnings of $1.8 million, or $0.13 per diluted share, for the first six months of 2013.

During 2014, Mr. Cerminara engaged in numerous meetings and discussions with BTN’s CEO and Mr. Samuel C. Freitag, who would soon be announced as BTN’s new chairman of the board. Mr. Cerminara engaged in discussions with the CEO and chairman to obtain a greater understanding of the BTN board’s recent acquisition decisions and its plans for the future of the company. In these discussions, Mr. Cerminara expressed concerns regarding the BTN board’s capital allocation and acquisition strategies, as well as specifically BTN’s recent Convergent acquisition. Mr. Cerminara also expressed Fundamental Global’s desire for board representation and the desire to add additional new qualified members to the board. Despite providing assurances to Fundamental Global that BTN was receptive to adding Mr. Cerminara and others to the board, Fundamental Global grew concerned that BTN was slow to take action in response to these requests. When Mr. Cerminara began to formally request board representation in September 2014, he requested that BTN take action to add Mr. Cerminara and two additional qualified members to the board a reasonable period of time prior to the deadline under BTN’s advance notice by-law provisions for director nominations to be properly made for the 2015 annual meeting of shareholders. The deadline for the 2015 annual meeting of shareholders was March 15, 2015. Mr. Cerminara was appointed to the BTN board only on February 20, 2015, and only after repeated requests by Mr. Cerminara for BTN to make such appointment a reasonable period of time in advance of the March 15, 2015 nomination deadline. In addition, as of the March 15, 2015 nomination deadline, the BTN board had not added any additional nominees suggested by Fundamental Global to the board and had not indicated that they would do so at any time in the future.

Later, in its March 23, 2015 press release in response to this proxy solicitation, BTN called these discussions with Mr. Cerminara “constructive” and stated that the company was “looking forward to working with him collaboratively.” The press release also stated that the company “had expressed [its] openness to adding other new directors he proposed that would work collaboratively to enhance shareholder value.”

Nevertheless, on November 5, 2014, BTN’s board of directors adopted a Rights Agreement, also known as a “poison pill.” Under the poison pill, if any shareholder of BTN acquires an ownership percentage of 15% or more of the company, the shareholder would face massive dilution of its equity interest in the company. The poison pill also seeks to bind together shareholders who may be “acting in concert.” The poison pill would attach when two or more shareholders “knowingly act…in concert or in parallel…towards a common goal…relating to…changing or influencing the control of the Company.” If two shareholders together control more than 15% of BTN’s shares and decide to work together to produce positive change at the company, they would face massive equity dilution as a result of the poison pill.

On November 6, 2014, BTN issued a press release announcing the “unanimous” adoption by the BTN board of the poison pill. The press release stated that the board adopted the poison pill “in response to the recent accumulation of approximately 13% of the Company’s outstanding common stock.” The press release also stated that the poison pill “has not been adopted in response to a takeover bid or other proposal to acquire control of the Company.” The press release further stated that BTN “believes that this would not be an opportune time to pursue a sale of the Company because of the stockholder value expected to be generated from execution of the Company’s strategy, including complimentary acquisitions being pursued with its available cash.”

On November 7, 2014, BTN reported its results for the third quarter of 2014. BTN reported a net loss of $322,000, or ($0.02) per share, for the first nine months, compared to net earnings of $1.9 million, or $0.13 per diluted share, for the first nine months of 2013. BTN also reported that its cash balance had declined to $24.0 million from the cash balance of $26.9 million at the end of the prior quarter.

On January 2, 2015, BTN announced that Samuel C. Freitag was elected to serve as chairman of BTN’s board, effective January 1, 2015. The press release noted that Mr. Freitag succeeded William F. Welsh, II, age 73, who would remain as a member of the board of directors.

Mr. Cerminara was appointed to BTN’s board of directors effective February 20, 2015. In its Current Report on Form 8-K filed with the SEC, BTN stated that Mr. Cerminara is “independent under the corporate governance requirements of the NYSE MKT” and that Mr. Cerminara was appointed to the Audit, Compensation and Nominating & Corporate Governance Committees of the BTN board.

On March 5, 2015, BTN issued a press release announcing its results for the fiscal year ended December 31, 2014. BTN reported a net loss of $4,000, or ($0.00) per diluted share, for the fiscal year, compared to net income of $163,000, or $0.01 per diluted share, for the prior year. BTN also reported that its cash balance had declined to $22.5 million, compared to $24.0 million at the end of the prior quarter, and down from $28.8 million as of December 31, 2013 and $40.2 million as of December 31, 2012.

On March 13, 2015, Fundamental Global submitted to BTN notice of its intent to nominate seven director candidates at BTN’s 2015 annual meeting of shareholders pursuant to requirements contained in BTN’s by-laws. Fundamental Global disclosed that each nominee had provided a consent to Fundamental Global to be nominated as a director of BTN, to being named as a director nominee in any proxy solicitation materials of Fundamental Global, and to serve on BTN’s board if elected or appointed.

On March 16, 2015, Fundamental Global issued a press release announcing that it had initiated a proxy contest to elect a new board of directors at BTN’s 2015 annual meeting of shareholders by delivering to BTN notice of its intent to nominate the following seven director candidates: D. Kyle Cerminara, Caralyn B. Brace, William J. Gerber, Russel (“Rob”) R. Heiser II, Charles T. Lanktree, Robert J. Marino, and Robert J. Roschman.

In its press release, Fundamental Global stated its belief that BTN needs new leadership at the Board level to improve the company’s financial performance, acquisition strategy and performance, capital allocation strategy, and ultimately the company’s lagging stock performance. Fundamental Global also called on the BTN board to immediately call and hold its 2015 annual meeting of shareholders.

Mr. Cerminara attended his initial meeting of the BTN board on March 18, 2015. At the board meeting, BTN’s outside counsel initiated negotiations on behalf of the BTN board with Mr. Cerminara regarding a potential resolution of the proxy contest. BTN’s counsel initially offered to provide Fundamental Global with three seats on an eight-member board. BTN’s counsel ultimately offered to provide Fundamental Global with four of eight board seats “today” or five of nine board seats if Fundamental Global could satisfy additional requirements of the board, including Fundamental Global presenting to the BTN board a plan for the company that the board finds to be satisfactory.

On March 19, 2015, BTN’s CEO held a town hall meeting with BTN’s employees to discuss Mr. Cerminara and Fundamental Global’s proxy contest. At the town hall meeting, according to the script filed by BTN with the SEC, the CEO stated the following:

“We have made a lot of progress in strengthening our business development capabilities and building a good sales pipeline. But we haven’t done a good enough job in capturing all of these opportunities. We must execute better and generate results that will show that our growth strategies are gaining traction. This will help make our case more persuasive for the shareholders.”

On March 23, 2015, BTN issued a press release responding to Fundamental Global’s proxy contest. In the press release, BTN vaguely stated that it is willing to undertake any range of action that a company in its position might conceivably take, among other additional unstated actions:

“We are committed to continuing our practice of exploring all options for enhancing shareholder value, including returning capital to shareholders, considering strategic business combinations, reinvesting in the business to accelerate organic growth, and enhancing efficiencies through cost reduction initiatives, among other considerations.”

Fundamental Global made a presentation to the BTN board on April 7, 2015 in response to the board’s request to hear about Fundamental Global’s plans for the company to enable the board to enter into a settlement of the proxy contest with Fundamental Global. Fundamental Global provided a presentation to the board in a good faith effort to potentially reach a settlement of the proxy contest. However, Fundamental Global has stated that it will not suspend its proxy solicitation efforts during the pendency of any such discussions or negotiations.

Why We Are Soliciting Proxies

Reasons for the Solicitation

As the beneficial holder of 14.7% of BTN’s outstanding shares, we believe that we are one of the two largest shareholders of BTN. Our interest, similar to the interests of all shareholders, is to maximize shareholder value. We are soliciting your proxy to elect our seven director candidates to the BTN board of directors in an effort to improve the financial performance at BTN and increase returns for all shareholders.

We first acquired shares in BTN in January 2013. Since that time, the company’s revenues have declined by approximately 43.8%, its net income has declined from $5.5 million to a loss, and its cash balance has declined by approximately 44.0%. The company has during this time also completed two acquisitions in completely new markets for the company, and the most significant one of these acquisitions appears not to have been a success. We have significant concerns about this performance.

We believe that there is tremendous opportunity for improvement at BTN through new leadership. We believe this leadership must be in the form of a new and more active board of directors. We believe that BTN must improve its financial performance and must adopt and implement new and more robust acquisition and capital allocation strategies. We also believe that BTN could significantly improve its board practices, corporate governance and shareholder relations. We believe the BTN board should be more actively involved in establishing and implementing new policies and practices in these areas. We believe these changes will result in improved company performance and improved returns for shareholders.

We believe our director candidates possess the skills, experience, energy and leadership abilities necessary to improve BTN and actively lead it in a new direction. Our director candidates will be active and responsible stewards of the trust placed in them by BTN’s shareholders and will be committed to obtaining positive results for all shareholders. If we are successful in our proxy solicitation, we plan to take the actions described at the end of this section.

The following is a summary of the reasons why we believe that change is necessary to achieve better results at BTN.

1. We believe that BTN’s stock has greatly underperformed.

For the one, three and five year periods ended March 13, 2015, which is the last full trading day prior to Fundamental Global’s announcement of its initiation of a proxy contest at BTN, the company’s stock price has produced returns of +4.03%, -2.58% and +8.41%, respectively. As of March 13, 2015, BTN has returned -48.26% from its all-time high closing price of $9.47 reached on August 9, 2010.

BTN’s own Annual Report on Form 10-K reports an equally poor stock performance in the “Performance Graph” shown on Page 13. BTN reports a “5-year cumulative total return” on its stock of just +10.99% for the five-year period ended December 31, 2014. As a comparison, BTN also reports the returns during the same five-year period of the Russell 2000, which was +105.95%, and of the NYSE Composite, which was +70.49%. BTN managed to find an index that performed worse than the company’s stock during the same period, the “RDG SmallCap Technology” index, which returned only +1.03% during the same five-year period.

We believe that BTN should be producing significantly better returns for its shareholders.

2. We believe that BTN’s financial performance has been subpar, and is declining. We question whether BTN’s recent acquisitions have been good decisions for the company.

BTN’s revenues have been in a sharp decline in recent years. The company’s revenues have declined from $184.4 million in 2011, to $169.1 million in 2012, to $103.6 million in 2013, and to $95.1 million in 2014.

BTN’s net income has similarly declined in recent years. The company’s net income has declined from $10.3 million in 2011, to $5.5 million in 2012, to $0.2 million in 2013 (or $0.01 per share), and to a loss in 2014.

BTN’s revenues and net income appear to have declined in part due to the decline in its “Systems Integration” business. The company reports that the revenues of its “Systems Integration” business declined by 25.4% in 2014 and 44.8% in 2013. The company states that the decline in this business is “as expected,” and that the company needs to grow or acquire other lines of businesses to offset this. As the company states in its most recent Annual Report on Form 10-K: “If we are unable to expand our revenue streams with other products and services, our future growth would be significantly curtailed.”

Unfortunately, BTN has attempted to close the gap in its declining revenues by acquiring a “manufacturer of paint and lacquer products” and “a managed solutions provider to blue chip organizations that require design, installation, operation and maintenance of enterprise media networks,” which are markets in which the company did not previously operate. The company acquired Peintures Elite, Inc. in September 2013 for $1.7 million and Convergent Corporation in October 2013 for $17.4 million. Although the CEO has made many positive statements about the potential and opportunity of the Convergent acquisition during the company’s earnings conference calls, we have not seen the company report any positive financial results for this acquisition. We believe that the Convergent acquisition has not to date been a success for the company.

When the Convergent acquisition was made, BTN management stated that the acquired business would be $0.06 – $0.10 accretive to net income in 2014 and $0.15-$0.20 accretive to net income in 2015. Instead, the Convergent business has caused BTN only to lose money.

We believe that BTN knows that its financial performance and acquisitions have not been good enough. In a “Town Hall Meeting Script” filed by BTN with the SEC on March 19, 2015, CEO Gary Cavey is reported as having stated the following to BTN employees:

“We have made a lot of progress in strengthening our business development capabilities and building a good sales pipeline. But we haven’t done a good enough job in capturing all of these opportunities. We must execute better and generate results that will show that our growth strategies are gaining traction. This will help make our case more persuasive for the shareholders.”

We agree with the CEO that BTN has not performed well enough. However, we believe it will take a new and more active board of directors, and potentially new management, to achieve improved results.

3. We question whether BTN has a robust acquisition program.

We question whether BTN’s recent acquisitions have been good decisions for the company. We question whether acquisitions undertaken in completely new markets were the right move for the company. We also question whether the company completed sufficient due diligence to be able to make good decisions regarding these acquisitions. We are also concerned that the company’s integration of the Convergent acquisition does not seem to be going successfully, as indicated by the CEO’s own commentary to employees set forth above.

In recent earnings conference calls, BTN’s CEO has stated that “we had to do a complete rebuild of Convergent sales and marketing functions,” “we’ve learned that the sales cycle can be quite lengthy,” “we also continue to invest in sales and marketing to support the growth of Convergent…which should result in somewhat higher SG&A levels going forward,” and “we have built a business development organization for Convergent from the ground up.” Although the CEO continues to make positive statements on earnings calls regarding the “progress” and “opportunities” of the Convergent business, we are concerned that the company did not do its homework on this acquisition and is now learning on the job while attempting to integrate this new business.

We believe the BTN board needs to implement a new and more robust acquisition program that includes detailed requirements for pursuing acquisitions, including specific directions and parameters approved by the board of directors as to the desired markets in which acquisitions should be made and the required financial metrics for an acquisition to be considered by the board, such as accretion to earnings and return on capital. We believe the acquisition program should also include intensive due diligence procedures in evaluating potential acquisitions, including the creation and adoption of a due diligence manual that specifies the procedures to be followed in conducting due diligence regarding a potential acquisition, the parties to be involved in conducting due diligence, the matters to be addressed during due diligence, and the reports to be provided to the board regarding the due diligence findings and the proposed business to be acquired. We believe the acquisition program should also include specific requirements for board approval of acquisitions, including the due diligence information and financial information that must be provided to the board and the required financial metrics of businesses to be acquired. We believe the board should be actively involved in the acquisition program, including through the creation of a special committee of the board that actively oversees the acquisition program. We believe the board should also adopt bonus metrics for management that reward management for profitable acquisitions, and not just revenue from acquisitions. We believe this will help the company make better acquisitions in the future.

4. We believe that BTN lacks a clear capital allocation strategy.

BTN’s cash balance has been in decline in recent years, from $40.2 million as of December 31, 2012, to $28.8 million as of December 31, 2013, and to $22.5 million as of December 31, 2014. As BTN has been depleting its cash balance, we have not seen the company articulate a capital allocation strategy to shareholders. The company has seemingly been focused solely on acquisitions in an effort to replace declining revenues, but it has not articulated a broader capital application strategy.

We believe this is evident in the CEO’s compensation that has been established by the BTN board. The CEO’s bonus plan includes no metrics related to capital allocation or return on equity. Seventy-five percent of the CEO’s “performance unit” payout under the company’s “long term performance plan” is tied to “revenue from acquisitions.” The company stated in its 2013 proxy statement, with respect to the CEO: “For 2013…acquisitions of $40M were completed which was 100% of target.” We believe the company should be focused on more than just revenue from acquisitions — it should be focused on profitable revenue from acquisitions. However, we also believe the board should first and foremost be focused on a broader capital program taking into account more than just acquisitions.

The BTN board also adopted a share buyback program in December 2011, which would seem to be an appropriate use of capital for a company with a sizeable cash balance and relatively low stock price, but the buyback program was short-lived, as the BTN board cancelled it in early August 2012.

We believe the BTN board needs to take the time to develop a capital allocation program that reevaluates the wisdom of acquisitions in completely new markets, considers whether a consistent buyback program is appropriate, and considers other potential uses of shareholders’ capital.

5. We believe that BTN’s corporate governance and shareholder relations have been poor.

We question whether the BTN board is actively and energetically leading the company. By its own account, as reported in BTN’s proxy statements, the BTN board met only five times in each of 2012 and 2013. We question whether this reflects a board of directors that is actively engaged in creating and monitoring robust acquisition and capital allocation programs. We believe it is insufficient.

On November 5, 2014, BTN’s board of directors adopted a Rights Agreement, also known as a “poison pill.” Under the poison pill, if any shareholder of BTN acquires an ownership percentage of 15% or more of the company, the shareholder would face massive dilution of its equity interest in the company. We are concerned that it appears that the BTN board’s first reaction to receiving vocal criticism from shareholders was to adopt a draconian anti-shareholder poison pill.

The poison pill also seeks to bind together shareholders who may be “acting in concert.” The poison pill would attach when two or more shareholders “knowingly act…in concert or in parallel…towards a common goal…relating to…changing or influencing the control of the Company.” If two shareholders together happen to control more than 15% of BTN’s shares and decide to work together to produce positive change at the company, they would face massive equity dilution as a result of the poison pill adopted by the company’s own board. BTN appears not to want its shareholders to confer or work together to produce positive change at the company.

In addition, we have not heard positive comments from the other shareholders of BTN regarding their interactions with BTN’s board and management. BTN’s hastily adopted poison pill, and its provisions that seek to prevent its own equity holders from working together for positive change at the company, causes us great concern regarding the BTN board’s views of its own shareholders.

We also question whether the BTN board follows sound board practices. Included on the company’s board is the current CEO. Many public companies may have their CEO on the board, but most implement practices to mitigate this conflict of interest and lack of independence, such as having “executive sessions” during which the independent directors can discuss the CEO’s performance and other matters relating to management and the business in the absence of the CEO. We understand that the BTN board has “executive sessions” but includes the CEO in these sessions. We believe this is an odd practice that should change.

6. We believe that BTN will benefit from new and more active leadership at the board level.

We believe the concerns we have regarding BTN’s financial performance, lack of robust acquisition and capital allocation programs, and poor governance and shareholder relations can be solved by electing a new and more active board of directors that follows effective board practices. The solutions we see for BTN cannot be achieved by a “business-as-usual” board that meets only five times per year. We believe it will take a board with solid credentials that is actively involved in developing programs and practices for the board and the company. When we say that our board nominees will actively lead BTN in a new direction, we mean that our nominees will meet more regularly than the current BTN board, will be actively involved in creating robust acquisition and capital allocation programs and monitoring the company’s performance under these programs, will implement a special committee to oversee the acquisition program, will implement improved shareholder relations and monitor the company’s performance in this area, and will generally be actively involved in shaping management priorities.

Our Plans for the Company

If we are successful in obtaining control of the BTN board, it would be our intent to take the following actions:

•	Elect a new chairman of the board and implement changes to improve the company’s board practices, corporate governance and shareholder relations;
•	Implement a new and robust capital allocation strategy;
•	Implement a new and robust acquisition strategy;
•	Implement a new process for selecting, reviewing, closing and integrating acquisitions;
•	Review each prior acquisition of the company, and each line of business, and determine which businesses make sense for the company long-term;
•	Conduct an exhaustive review of the company’s SG&A and other expenses and implement cost-cutting measures where appropriate;
•	Undertake performance reviews for each senior executive of the company and review their performance against industry benchmarks; and
•	Attract new talent to the company where necessary.

Our Commitment to BTN and its Shareholders

With your support, we are committed to replacing the current BTN board with seven experienced, capable and energetic director candidates. Our slate of highly qualified directors has a track record of success across a broad range of markets, including those in which the Company competes. We are determined to effect positive change at BTN, and we expect to be held accountable to the shareholders to whom we will ultimately report. Our director candidates will be active and responsible stewards of the trust placed in them by you and will be committed to obtaining positive results for all shareholders. Every vote is critical, so please vote the BLUE proxy card and indicate to the current board that you believe the company can do better.

Our Director Candidates

BTN reports that its board of directors is currently comprised of a single class of seven directors. Under applicable law, each of our candidates, if elected, would hold office until BTN’s next annual meeting of shareholders and until such person’s successor has been elected or until such person’s death, resignation, retirement or removal.

Under BTN’s by-laws, shareholders are entitled to one vote for each share held by them on each matter coming before the annual meeting. BTN directors are elected by a plurality of the votes cast at a meeting of shareholders at which a quorum is present, and cumulative voting is not permitted. The presence in person or by proxy of the holders of a majority of BTN’s outstanding shares will constitute a quorum. BTN is proposing that seven directors be elected at the annual meeting. Therefore, at the annual meeting, assuming a quorum is present, the seven director nominees receiving the highest number of votes, whether cast in person or by proxy, will be elected to the BTN board.

If all of Fundamental Global’s candidates are elected to the BTN board, Fundamental Global will control the board. Fundamental Global, its affiliates and director candidates will vote their shares in favor of our seven director candidates. Fundamental Global is not soliciting proxies to vote shares in favor of any of BTN’s candidates. To support Fundamental Global, you should return only our BLUE proxy card and not vote BTN’s proxy card or for any of their nominees.

Each of our director candidates has consented in writing to be nominated as a director of BTN, to being named as a director nominee in this proxy statement and to serve on BTN’s board of directors if elected or appointed to the board. At the annual meeting, we will nominate each of these director candidates for election to BTN’s board of directors. Copies of the consents that have been signed by our nominees are included in this proxy statement as Appendix A.

Our Candidates

The following sets forth information about each of Fundamental Global’s director candidates. Included below is the name, age, present principal occupation, and other biographical and experience information for each of our director candidates. We believe that each of our director candidates will be considered independent under the listing standards of the NYSE MKT, other than Mr. Cerminara who may not be deemed to be independent for purposes of service on BTN’s audit and compensation committees due to his positions with Fundamental Global. None of our director candidates is affiliated with BTN or any of its subsidiaries. If elected to BTN’s board of directors, our director candidates will owe fiduciary duties to all of BTN’s shareholders.

D. Kyle Cerminara, 37, is Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC, an SEC registered investment advisor that manages equity and fixed income hedge funds. Mr. Cerminara is also Co-Chief Investment Officer of Capital Wealth Advisors, a wealth advisor and multi-family office affiliated with Fundamental Global Investors, LLC. In February 2015, he was appointed to the Board of Directors of the Company. Mr. Cerminara also serves on the Board of Directors of blueharbor bank, a publicly traded community bank in Mooresville, North Carolina. Prior to co-founding Fundamental Global Investors, LLC and partnering with Capital Wealth Advisors, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price from 2001 to 2007 and an Analyst at Legg Mason from 2000 to 2001.

Mr. Cerminara received an MBA from the Darden School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

Business Address:  c/o Fundamental Global Investors, LLC, 4201 Congress Street, Suite 140, Charlotte, North Carolina 28209.

Director Qualifications:  Mr. Cerminara brings to the Company’s board the perspective of one of the Company’s most significant shareholders. He also has extensive experience in the financial industry, including investing, capital allocation, finance and financial analysis of public companies. Although he may not be considered “independent” under the rules of the Securities and Exchange Commission for purposes of service on the Company’s audit committee, he is qualified to serve as an “audit committee financial expert” under Securities and Exchange Commission rules.

Caralyn B. Brace, 45, is Vice President of Enterprise Services for Cisco Systems, Inc., a publicly traded multinational company that designs, manufactures and sells networking equipment. From 2010 until 2014, Ms. Brace was Vice President, General Manager of North America for Unisys Corporation, a publicly traded global information technology company. From 2003 to 2010, Ms. Brace held multiple leadership roles with Computer Sciences Corporation, a publicly traded information technology company.

Ms. Brace received a B.A. in Political Science, Sociology and Psychology from Lake Forest College and a Master’s degree in Business Leadership from The McDonough School of Business at Georgetown University.

Business Address:  116 Cedar Bluff Ln., Mooresville, North Carolina 28117.

Director Qualifications:  Ms. Brace brings substantial experience in managing business segments for public companies focused on information technology services. Ms. Brace’s skills include business development, contract negotiations, service creation and delivery. In addition, Ms. Brace’s experience as a public company executive is a valuable asset.

William J. Gerber, 57, has served as Chief Financial Officer of TD Ameritrade Holding Corporation (TD Ameritrade), a provider of securities brokerage services and related technology-based financial services to retail investors, traders and independent registered investment advisors, since October 2006. In May 2007, he was named Executive Vice President of TD Ameritrade. In his role as Chief Financial Officer, he oversees investor relations, business development, certain treasury functions and finance operations, including accounting, business planning and forecasting, external and internal reporting, tax and competitive intelligence. From May 1999 until October 2006, he served as the Managing Director of Finance at TD Ameritrade, during which time he played a significant role in evaluating merger and acquisition opportunities. Prior to joining TD Ameritrade, he served as Vice President of Acceptance Insurance Companies, Inc., where he was responsible for all aspects of mergers and acquisitions, investment banking activity, banking relationships, investor communications and portfolio management. Prior to joining Acceptance, Mr. Gerber spent eight years with Coopers & Lybrand, now known as PricewaterhouseCoopers, serving as an audit manager primarily focusing on public company clients.

Mr. Gerber was named to Institutional Investor Magazine’s All-America Executive Team as one of the top three CFOs in the Brokerage, Asset Managers and Exchanges category (2012, 2013 and 2014). He was also named a member of the CNBC CFO Council (2013 and 2014). He serves on the Board of Directors for CTMG Inc., Creighton Preparatory High School and Boys Town National Board of Trustees. He has also served on the Board of Directors of Streck Labs, Inc., a privately held company, since March 2015. Mr. Gerber holds a B.B.A. in Accounting from the University of Michigan. Mr. Gerber is also a CPA in the State of Michigan.

Business Address:  c/o TD Ameritrade Holding Corporation, 200 South 108th Avenue, Omaha, Nebraska 68154.

Director Qualifications:  Mr. Gerber has been serving as Executive Vice President and Chief Financial Officer of TD Ameritrade, an online brokerage business, for more than eight years. He has extensive financial experience and is qualified to serve as an audit committee member or chairperson and as an “audit committee financial expert” under Securities and Exchange Commission rules.

Russel (“Rob”) R. Heiser II, 39, is the Founder, President and Chief Executive Officer of Segmint Inc., a data-driven marketing technology company focused on creating technology that enables financial institutions to deliver timely, highly relevant and personalized advertisements to targeted customers through Segmint Inc.’s delivery platform. Mr. Heiser also serves as the President and Chief Executive Officer of WiredViews, Inc., a boutique digital marketing agency which he co-founded in 2003. WiredViews leverages data and analytics from its clients to develop an integrated digital marketing strategy, including social media and customized website design. In addition to developing and growing seven technology-driven businesses, Mr. Heiser has previously served as the Chief Technology Officer of SupplierInsight (acquired by Procuri, Inc. in 2003) and the Manager of Internet Applications of Xtrasource, Inc. (acquired by Sento Corporation in 2004), of which he was also a Co-Founder. Mr. Heiser currently serves on the Board of Directors of Segmint, Xclusive and Wastebits and on the Advisory Board of the Blackstone Launchpad at Kent State University.

Mr. Heiser received a B.B.A. degree in Management and Information from Kent State University.

Business Address:  c/o Segmint Inc., 1 Cascade Plaza, Suite 1800, Akron, Ohio 44308.

Director Qualifications:  Mr. Heiser brings extensive experience in building and leading companies focused on the development of technologies and strategies that leverage an institution’s consumer data and culture to achieve the best possible return on investment. Fundamental Global believes Mr. Heiser’s innovative approach to marketing and advertising, which includes both targeted consumer communications and the use of social media to reach a large consumer base, will bring valuable insight to BTN’s board.

Charles T. Lanktree, 65, has served as President and Chief Executive Officer of Eggland’s Best, LLC, a joint venture between Eggland’s Best, Inc. and Land O’Lakes, Inc. and one of the leading distributors of fresh eggs, since 2012. Since 1997, Mr. Lanktree has served as President and Chief Executive Officer of Eggland’s Best, Inc., a franchise-driven consumer egg business, where he previously served as the President and Chief Operating Officer from 1995 to 1996 and Executive Vice President and Chief Operating Officer from 1990 to 1994. Mr. Lanktree currently serves on the Board of Directors of Eggland’s Best, Inc. and several of its affiliates. From 2009 to 2013, he served on the Board of Directors of Eurofresh Foods, Inc., a privately held company. Prior to joining Eggland’s Best, Inc., Mr. Lanktree served as the President and Chief Executive Officer of American Mobile Communications, Inc. from 1987 to 1990 and as the President and Chief Operating Officer of Precision Target Marketing, Inc. from 1985 to 1987. From 1976 to 1985, he held various executive-level marketing positions with The Grand Union Company and Beech-Nut Foods Corporation.

Mr. Lanktree received an MBA from the University of Notre Dame and a B.S. in Food Marketing from St. Joseph’s College. He also served in the U.S. Army and U.S. Army Reserves from 1971 to 1977.

Business Address:  c/o Eggland’s Best, LLC, 2 RidgeDale Ave., Suite 201, Cedar Knolls, New Jersey 07927.

Director Qualifications:  Mr. Lanktree brings more than 25 years of experience in consumer marketing and retail operations. Fundamental Global believes that his extensive experience as a Chief Executive Officer, coupled with his knowledge and insight of the retail industry, including distribution and franchising operations, will allow Mr. Lanktree to provide valuable contributions to the Company’s board.

Robert J. Marino, 67, served as Chairman of the Board of Directors of Syniverse Technologies Inc., a provider of mission-critical technology services to wireless telecommunications companies worldwide, from December 2006 to January 2011, and served as a director of Syniverse from February 2004 to January 2011. From August 1998 to February 2003, Mr. Marino was Group President of Convergys Information Management Group. Convergys Corporation was formed by the spin-off of Cincinnati Bell Information Systems Inc. (CBIS) and MATRIXX Marketing Inc. from Cincinnati Bell Inc. Prior to this, Mr. Marino served as Chief Operating Officer of CBIS from 1996 to 1998. Prior to joining CBIS, Mr. Marino served as President of the Northeast Region at Nextel Communications from November 1993 to October 1995. Mr. Marino also held senior management positions at Houston Cellular Telephone Company, Compania de Radiocomunicaciones Moviles in Argentina and Sprint Corporation.

Mr. Marino holds a B.S. in economics from the State University of New York College at Brockport.

Business Address:  3105 Dahlia Way, Naples, Florida 34105.

Director Qualifications:  Mr. Marino brings a wealth of industry, executive and management experience as well as strategic and operational expertise. Mr. Marino’s prior experience serving on the boards and committees of other companies further augments his broad range of knowledge, providing him a depth of experience from which he can draw and public company corporate governance expertise.

Robert J. Roschman, 49, has been an owner of Triple R. Associates, Ltd., a real estate firm with over 100 properties leased to fast food, distribution and retail tenants, since 1992. Mr. Roschman also holds ownership interests in several development properties throughout Florida. Mr. Roschman currently serves on the Board of Directors of Giant Bank Holdings, Inc., a privately held federally chartered bank with an Internet division, which he founded in 1998. From 1987 to 2000, Mr. Roschman was a Co-Founder and Vice President of Snapps Restaurants, Inc., a 76-store fast food restaurant which merged into Rally’s Hamburgers, Inc. From 1983 until 1997, he served as a shareholder of Charter Bank in Delray Beach, Florida, which merged into Southtrust Bank in 1997.

Mr. Roschman received a B.S. from Florida State University.

Business Address:  6300 NE 1st Avenue, Suite 300, Fort Lauderdale, Florida 33334.

Director Qualifications:  Mr. Roschman brings over 30 years of experience as an investor in multiple lines of business, including real estate, franchising, distribution, banking and retail. Mr. Roschman’s extensive experience as an investor and in managing and overseeing multiple businesses is valuable for evaluating strategic opportunities.

We recommend and urge you to vote FOR the election of our director candidates by completing, signing, dating and returning in the enclosed postage-paid envelope the enclosed BLUE proxy card. If you hold BTN shares through a bank, broker or other nominee, you must provide voting instructions to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card.

Our Proposed Compensation Program for Directors

We understand that, based on its reports filed with the SEC, BTN currently pays its non-employee directors: (a) an annual retainer of $25,000; (b) $1,500 for each board meeting attended; (c) $500 for each board meeting held via teleconference; (d) $10,000 for acting as chairman of the board or audit committee; and (e) an annual grant of restricted stock, which for 2013 was valued at $29,750, according to disclosures in BTN’s 2014 proxy statement. BTN also reports that its directors are reimbursed for their out-of-pocket expenses incurred in connection with attending board meetings.

If we are successful in our efforts to obtain control of the BTN board, we will assess the compensation that BTN pays to its non-employee directors and will make changes going forward, if necessary, to ensure that the company provides it directors with compensation that is appropriate for the company’s size and industry and the challenges that it currently faces.

We plan to assess BTN’s financial condition, the expected time commitment of the newly elected directors in light of BTN’s financial condition and its current challenges, our plans to have a more active and involved board of directors and an increased number of board meetings from the board’s prior practices, and other relevant factors to make a determination regarding director compensation that we believe is fair and reasonable to our directors and BTN’s shareholders.

Based on the above considerations, we are likely to eliminate the per-meeting fees paid to the directors and chairman fees and implement a base annual retainer. We are also likely to maintain some equity component to the director compensation. We currently do not expect that we will increase director compensation from what the company’s director compensation program currently provides.

How to Provide a Proxy to Us

We urge you to complete, sign, date and return in the enclosed postage-paid envelope the enclosed BLUE proxy card to elect our director candidates. You will not be able to vote for our director candidates by returning a proxy card that is provided by BTN. If you hold BTN shares through a bank, broker or other nominee, you must provide voting instructions to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card. See the back cover page of this proxy statement for further information on how to vote your BTN shares.

We urge you not to sign or return any proxy card or revocation card that may be sent to you by BTN. If you have already provided BTN with an executed proxy card or revocation card, you may revoke that document by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by returning a later dated BLUE voting instruction card to that entity).

WE URGE YOU NOT TO RETURN ANY PROXY CARD PROVIDED BY BTN. YOU DO NOT NEED TO (AND SHOULD NOT) VOTE “WITHHOLD” ON BTN’S PROXY CARD TO VOTE FOR OUR DIRECTOR CANDIDATES. YOU SHOULD NOT VOTE FOR ANY OF BTN’S DIRECTOR NOMINEES ON ANY OTHER MATTER ON BTN’S PROXY CARD.

If you have any questions or require any assistance with providing your proxy or any other matters, please contact Alliance Advisors, our proxy advisor, at 888-991-1296.

Your proxy will authorize the proxy holders named on the proxy, with full powers of substitution and resubstitution, to raise and second motions to nominate candidates for election to BTN’s board of directors, and to vote all BTN shares that you hold as of the record date, at the annual meeting and at any adjournments or postponements of such meeting and at any meeting called in lieu of such meeting, in each case subject to applicable law.

Your proxy will be voted as directed by you thereon and in the discretion of the proxy holders with respect to any other matters that may properly come before the annual meeting, including any matters incidental to the conduct of the meeting. If no choice is specified by you with respect to the election of our director candidates, the proxy holders will vote your shares for each of our director candidates, against BTN’s say-on-pay proposal, against the auditor ratification proposal, and vote in the discretion of the proxy holders on any other matters coming before the meeting, including any matters incidental to the conduct of the meeting. The proxy holders will not vote any of the proxies for any of the director candidates nominated by BTN’s board.

In the event that (i) any of our director candidates is unable to serve or for good reason is unwilling to serve as a member of BTN’s board of directors and/or (ii) BTN or any other person takes or announces any action that has, or if consummated would have, the effect of disqualifying any or all of our director candidates, the proxy holders will have the right to nominate, and to vote your shares for the election of, such other nominees as Fundamental Global may designate, subject to applicable law and the requirements of BTN’s governing documents. If BTN or any other person makes or announces any changes to BTN’s certificate of incorporation or by-laws or takes or announces any other action that has, or if consummated would have, the effect of decreasing the size of its board of directors, the proxy holders will have the right to nominate, and vote your shares for the election of, the nominees that are selected in the sole discretion of the proxy holders, other than for any nominee for whom the authority to vote has been withheld on your proxy, subject to applicable law. Should the proxy holders identify or nominate substitute nominees before BTN’s annual meeting, Fundamental Global will supplement this proxy statement.

Any proxy may be revoked prior to the proxy being voted at the annual meeting. You may revoke a proxy by properly executing and delivering a later dated proxy or by delivering a written revocation of proxy. If you wish to revoke a proxy provided to BTN, please send a copy to Alliance Advisors at the fax number included on the back cover page of this proxy statement so that we will be aware of all revocations and can attempt to ensure they are honored.

At the annual meeting, BTN is requesting approval, on an advisory, non-binding basis, of the compensation of BTN’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the company’s compensation discussion & analysis, the compensation tables and the narrative discussion, as contained in BTN’s proxy statement (so called “say-on-pay”). Due to the company’s declining financial performance, we recommend that you vote against this proposal. You may vote on this proposal on the enclosed BLUE proxy card (or through the BLUE voting instruction card provided by your bank, broker or other nominee). If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you return our BLUE proxy card and do not include directions on how to vote with respect to this proposal, the proxy holders will vote your shares against this proposal. You should not return BTN’s proxy card to vote on this proposal, for any of the director candidates nominated by the BTN board, or any other matter.

BTN is submitting the selection of KPMG LLP as its independent auditors for ratification by shareholders at the annual meeting. Fundamental Global will vote its shares “AGAINST” the company’s auditor ratification proposal due to what it believes are excessively high audit fees, which are disclosed in BTN’s annual proxy statements. However, we make no recommendation to shareholders regarding how you should vote on this proposal. You may vote on this proposal on the enclosed BLUE proxy card (or through the BLUE voting instruction card provided by your bank, broker or other nominee). If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you return our BLUE proxy card and do not include directions on how to vote with respect to this proposal, the proxy holders will vote your shares against this proposal. You should not return BTN’s proxy card to vote on this proposal, for any of the director candidates nominated by the BTN board, or any other matter.

Your vote is important.  Please complete, sign, date and return the enclosed BLUE proxy card in the enclosed postage-paid envelope today. If you hold BTN shares through a bank, broker or other nominee, please vote in favor of our director candidates by providing voting instructions to your bank, broker or such other nominee. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card. See the back cover page of this proxy statement for further information on how to vote your BTN shares.

Other Matters Being Presented by BTN at the Annual Meeting

Say-on-Pay

At the annual meeting, BTN is requesting approval, on an advisory basis, of the compensation of BTN’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the company’s compensation discussion & analysis, the compensation tables and the narrative discussion, as contained in BTN’s proxy statement (so called “say-on-pay”). As an advisory vote, this proposal is not binding on BTN.

Since we first acquired shares of BTN in January 2013, the company’s revenues have declined by approximately 43.8%, its net income has declined from $5.5 million to a loss, and its cash balance has declined by approximately 44.0%. The company has during this time also completed two acquisitions in completely new markets for the company, and the most significant of these acquisitions appears not to be a success. Due to the company’s declining financial performance, we recommend that you vote against the company’s say-on-pay proposal.

You may vote on this proposal on the enclosed BLUE proxy card (or through the BLUE voting instruction card provided by your bank, broker or other nominee). If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you return our BLUE proxy card and do not include directions on how to vote with respect to this proposal, the proxy holders will vote your shares against this proposal. You should not return BTN’s proxy card to vote on this proposal, for any of the director candidates nominated by the BTN board, or any other matter.

Auditor Ratification

BTN is submitting the selection of KPMG LLP as BTN’s independent auditors for the fiscal year ending December 31, 2015 for ratification by shareholders at the annual meeting. Fundamental Global will vote its shares “AGAINST” the company’s auditor ratification proposal due to what it believes are excessively high audit fees, which are disclosed in BTN’s annual proxy statements. However, we make no recommendation to shareholders regarding how you should vote on this proposal.

You may vote on this proposal on the enclosed BLUE proxy card (or through the BLUE voting instruction card provided by your bank, broker or other nominee). If you indicate your vote with respect to this proposal on our BLUE proxy card, we will vote your shares as instructed. If you return our BLUE proxy card and do not include directions on how to vote with respect to this proposal, the proxy holders will vote your shares against this proposal. You should not return BTN’s proxy card to vote on this proposal, for any of the director candidates nominated by the BTN board, or any other matter.

Information About Us

This proxy solicitation is being made by Fundamental Global Investors, LLC. We believe Fundamental Global Investors LLC, together with its affiliates, is one of the two largest shareholders of BTN, holding 2,074,684 shares of BTN, which is approximately 14.7% of the outstanding shares.

Fundamental Global Investors, LLC, a North Carolina limited liability company, is an SEC registered investment advisor that manages equity and fixed income hedge funds and serves as the investment manager for Fundamental Global Partners, LP, a Delaware limited partnership, and Fundamental Global Partners Master Fund, LP, a Cayman Islands exempted limited partnership. Fundamental Global Partners GP, LLC, a North Carolina limited liability company, is the general partner of Fundamental Global Partners, LP, and FG Partners GP, LLC, a Florida limited liability company, is the general partner of Fundamental Global Partners Master Fund, LP.

Mr. Cerminara is the Chief Executive Officer, Partner and Manager of Fundamental Global Investors, LLC and Partner and Manager of Fundamental Global Partners GP, LLC. Mr. Lewis M. Johnson is the President, Partner and Manager of Fundamental Global Investors, LLC and Partner and Manager of Fundamental Global Partners GP, LLC. Mr. Joseph H. Moglia is Chairman and Partner of Fundamental Global Investors, LLC and Partner of Fundamental Global Partners GP, LLC. Messrs. Cerminara and Johnson are the sole managers of FG Partners GP, LLC.

The principal business of each of Fundamental Global Partners, LP and Fundamental Global Partners Master Fund, LP is serving as a private investment fund. The principal business of Fundamental Global Partners GP, LLC is to provide investment advisory and management services to private investment funds, including Fundamental Global Partners, LP. Fundamental Global Partners GP, LLC has delegated the management of the investment program of Fundamental Global Partners, LP to Fundamental Global Investors, LLC. The principal business of FG Partners GP, LLC is to provide investment advisory and management services to private investment funds, including Fundamental Global Partners Master Fund, LP. FG Partners GP, LLC has delegated the management of the investment program of Fundamental Global Partners Master Fund, LP to Fundamental Global Investors, LLC. The principal business of Fundamental Global Investors, LLC is to provide investment advisory services, including to Fundamental Global Partners, LP and Fundamental Global Partners Master Fund, LP. The principal occupation of Messrs. Cerminara and Johnson is serving as investment managers and advisors. The principal occupation of Mr. Moglia is serving as Chairman of Fundamental Global Investors, LLC, Chairman of TD Ameritrade, and Head Football Coach for Coastal Carolina University. Each of Messrs. Johnson, Moglia and our director candidates is a U.S. citizen.

The business address of each of Fundamental Global Investors, LLC, Fundamental Global Partners, LP, Fundamental Global Partners GP, LLC, and Messrs. Cerminara, Johnson and Moglia is 4201 Congress Street, Suite 140, Charlotte, North Carolina 28209. The business address of Fundamental Global Partners Master Fund, LP is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. The business address of FG Partners GP, LLC is 9045 Strada Stell Court, Suite 106, Naples, Florida 34109.

Fundamental Global is the beneficial owner of 2,074,684 shares of BTN’s common stock, representing approximately 14.7% of the outstanding shares, based on the 14,092,129 shares reported by BTN as being outstanding as of March 3, 2015 in its Annual Report on Form 10-K filed with respect to its fiscal year ended December 31, 2014. This includes 694,925 shares of common stock beneficially held by Fundamental Global Partners, LP, 1,290,823 shares of common stock beneficially held by Fundamental Global Partners Master Fund, LP, and 88,936 shares of common stock held for the accounts of individual investors by CWA Asset Management Group, LLC (doing business as “Capital Wealth Advisors”), 50% of which is owned by Fundamental Global Investors, LLC.

Fundamental Global Partners GP, LLC, as general partner to Fundamental Global Partners, LP, and Fundamental Global Investors, LLC, as the investment manager to Fundamental Global Partners, LP, may be deemed to be beneficial owners of the shares of BTN’s common stock disclosed as directly owned by Fundamental Global Partners, LP in this proxy statement. FG Partners GP, LLC, as general partner to Fundamental Global Partners Master Fund, LP, and Fundamental Global Investors, LLC, as the investment manager to Fundamental Global Partners Master Fund, LP, may be deemed to be beneficial owners of the shares of BTN’s common stock disclosed as directly owned by Fundamental Global Partners Master Fund, LP in this proxy statement. As principals of Fundamental Global Partners GP, LLC, FG Partners GP, LLC and/or Fundamental Global Investors, LLC, Messrs. Cerminara, Johnson and Moglia may be deemed to be beneficial owners of the shares of BTN’s common stock disclosed as directly owned by Fundamental Global Partners, LP and Fundamental Global Partners Master Fund, LP in this proxy statement. Each of Fundamental Global Partners GP, LLC, FG Partners GP, LLC, Fundamental Global Investors, LLC and Messrs. Cerminara, Johnson and Moglia expressly disclaim beneficial ownership of Fundamental Global Partners, LP’s and Fundamental Global Partners Master Fund, LP’s shares of BTN’s common stock.

Fundamental Global Partners, LP beneficially owns, and has the shared power to direct the voting and disposition of, the shares of BTN’s common stock disclosed as beneficially owned by Fundamental Global Partners, LP in this proxy statement. Fundamental Global Partners Master Fund, LP beneficially owns, and has the shared power to direct the voting and disposition of, the shares of BTN’s common stock disclosed as beneficially owned by Fundamental Global Partners Master Fund, LP in this proxy statement. Fundamental Global Partners GP, LLC, as the general partner of Fundamental Global Partners, LP, has the shared power to direct the voting and disposition of the shares of BTN’s common stock held by Fundamental Global Partners, LP. FG Partners GP, LLC, as the general partner of Fundamental Global Partners Master Fund, LP, has the shared power to direct the voting and disposition of the shares of BTN’s common stock held by Fundamental Global Partners Master Fund, LP. Fundamental Global Investors, LLC, as the investment manager of Fundamental Global Partners, LP and Fundamental Global Partners Master Fund, LP, has the shared power to direct the voting and disposition of the shares of BTN’s common stock held by Fundamental Global Partners, LP and Fundamental Global Partners Master Fund, LP. Messrs. Cerminara, Johnson and Moglia, as principals of Fundamental Global Partners GP, LLC, FG Partners GP, LLC and/or Fundamental Global Investors, LLC, may also be deemed to have the shared power to direct the voting and disposition of the shares of Common Stock held by Fundamental Global Partners, LP and Fundamental Global Partners Master Fund, LP.

Additional information about the transactions effected by Fundamental Global during the past two years is set forth in Appendix B to this proxy statement. None of our director candidates currently owns, beneficially or of record, directly or indirectly, any BTN shares, except for Mr. Lanktree, who may be deemed to beneficially own the shares of BTN’s common stock held by the Donna B. Lanktree Family Trust, which holds 7,500 shares. The Donna B. Lanktree Family Trust, the trustee of which is Donna B. Lanktree, the spouse of Mr. Lanktree, acquired 7,500 shares of BTN’s common stock through the open market on March 12, 2015 at a price of $4.92 per share.

Additional biographical information about our director candidates is included in this proxy statement in the section titled “Our Director Candidates.” Additional information about each of the participants in this proxy solicitation is set forth in Appendix C to this proxy statement.

Solicitation of Proxies

This solicitation of proxies is being made by Fundamental Global. Proxies may be solicited by mail, telephone, e-mail, fax, telegraph, in person or through advertisements or press releases. Each of our director candidates, the other participants named in this proxy statement, and other employees and agents of Fundamental Global may assist in the solicitation of proxies without any additional remuneration.

We have retained Alliance Advisors for advisory services in connection with this solicitation and to assist us in the solicitation of proxies. For such services, we have agreed to pay Alliance Advisors a fee of up to $42,000, in addition to reimbursement of its out-of-pocket expenses. We have also agreed to indemnify Alliance Advisors against liabilities and expenses arising out of its services to us in connection with this solicitation of proxies, except where any such liabilities arise out of any gross negligence or willful misconduct by Alliance Advisors. It is anticipated that Alliance Advisors will employ approximately 25 persons to solicit BTN’s shareholders.

We plan to solicit proxies from individuals, banks, brokers, dealers, bank nominees, trust companies, and other nominees and institutional holders. We will be requesting banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the BTN shares they hold of record, and we will reimburse these record holders for their reasonable out-of-pocket expenses in doing so.

The expense of preparing, assembling, printing and mailing this proxy statement and related materials and the cost of soliciting proxies will be borne by Fundamental Global. If Fundamental Global is successful in obtaining the election of one or more of its director candidates to the BTN board, Fundamental Global may request that BTN reimburse the costs and expenses incurred by Fundamental Global in connection with this solicitation and our efforts to obtain board representation. If our director candidates comprise a majority of the BTN board of directors after the conclusion of this solicitation, we anticipate that they will approve the reimbursement of our fees and expenses. Fundamental Global does not anticipate that such reimbursement would be presented to the shareholders of BTN for a vote, but Fundamental Global would favor such presentation for a vote if a sufficient number of shareholders of BTN expressed a desire for such vote to occur. We anticipate that our fees and expenses incurred in connection with this solicitation and our other efforts to obtain board representation could total up to $350,000 or more. We estimate that our expenses to date total approximately $100,000.

Information About BTN

Based on documents publicly filed by BTN, the mailing address of the principal executive offices of BTN is 13710 FNB Parkway, Suite 400, Omaha, Nebraska 68154.

Appendix D to this proxy statement sets forth certain information regarding beneficial ownership of BTN’s shares by certain beneficial owners and BTN’s management. We have taken the information contained in Appendix D from BTN’s 2014 proxy statement, and we assume no responsibility for the accuracy or completeness of this information. However, we have updated this information from BTN’s 2014 proxy statement by including information regarding Fundamental Global and our director candidates and have updated the stock ownership percentages shown below by using the outstanding share information of BTN as reported in its Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to its fiscal year ended December 31, 2014, where BTN reported 14,092,129 shares of its common stock as being outstanding as of March 3, 2015.

Pursuant to BTN’s 2014 proxy statement, shareholder proposals had to be received by January 15, 2014 to be considered for inclusion in BTN’s proxy statement for the 2015 annual meeting of shareholders. BTN suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. In its 2014 proxy statement, BTN also stated that shareholders should note that, in addition to the requirement of timely receipt by BTN’s board of directors of a proposal as stated above, such proposal would not be included in the proxy solicitation material for the 2015 annual meeting of shareholders unless it otherwise complied with BTN’s by-laws, requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

For shareholder proposals to be raised at the annual meeting, but not submitted for inclusion in BTN’s proxy statement, shareholder proposals have to comply with the requirements of BTN’s by-laws. Pursuant to BTN’s by-laws, to be timely, a notice of such proposal has to be delivered to the secretary of BTN at BTN’s principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting.

The information about BTN contained in this proxy statement and the Appendices attached hereto has been taken from, or is based upon, publicly available information. Although we do not have any information that would indicate that any information contained in this proxy statement that has been taken from such documents is inaccurate or incomplete, we assume no responsibility for the accuracy or completeness of such information or for any failure of BTN to disclose in its public documents and records any events that may affect the significance or accuracy of the information contained herein, except as may be required by applicable law.

We have omitted from this proxy statement certain disclosures that are expected to be included in BTN’s proxy statement relating to the annual meeting based on reliance on Rule 14a-5(c). These disclosures include, among other things, current biographical information on BTN’s directors, information concerning executive compensation, and other information about BTN. If BTN does not distribute its proxy materials to BTN’s shareholders at least ten days prior to BTN’s annual meeting and if any required information is omitted from BTN’s definitive proxy materials when filed (or if such materials are not filed), we will distribute to the shareholders a supplement to this proxy statement containing such disclosures at least ten days prior to the annual meeting.

Forward-Looking Statements

This proxy statement contains statements that are not historical facts but are “forward-looking” in nature. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or conditions to be materially different from any future results or conditions expressed or implied by such forward-looking statements. In some cases, such forward-looking statements may be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “intends” or “believes” or the negative of such terms or other comparable terminology. Shareholders should not place undue reliance on any such forward-looking statements.

Questions

If you have any questions about anything in this proxy statement or the procedures to be followed to execute and deliver a proxy, please contact Alliance Advisors, our proxy advisor, at the toll-free telephone number included on the back cover page of this proxy statement.

Fundamental Global Investors, LLC

April 16, 2015

Appendix A

Consents of Our Board Nominees to Serve

CONSENT

The undersigned hereby consents to be nominated as a director of Ballantyne Strong, Inc., a Delaware corporation (the “Company”), and to being named as such nominee in any proxy and/or consent solicitation statement, card and other materials prepared, distributed and/or filed with any governmental body by Fundamental Global Investors, LLC, its affiliates and/or representatives, or the Company, in connection with the solicitation of proxies and/or written consents for the undersigned’s election or appointment at any annual or special meeting of the Company held, or pursuant to any action without a meeting taken, within twelve (12) months of the date set forth below. The undersigned further consents to serve on the board of directors of the Company if elected or appointed at any such meeting or pursuant to any such action without a meeting.

In witness hereof, the undersigned hereby executes this consent as of the date set forth below.

Signed: /s/ D. Kyle Cerminara	Date: March 13, 2015

Print Name: D. Kyle Cerminara

CONSENT

The undersigned hereby consents to be nominated as a director of Ballantyne Strong, Inc., a Delaware corporation (the “Company”), and to being named as such nominee in any proxy and/or consent solicitation statement, card and other materials prepared, distributed and/or filed with any governmental body by Fundamental Global Investors, LLC, its affiliates and/or representatives, or the Company, in connection with the solicitation of proxies and/or written consents for the undersigned’s election or appointment at any annual or special meeting of the Company held, or pursuant to any action without a meeting taken, within twelve (12) months of the date set forth below. The undersigned further consents to serve on the board of directors of the Company if elected or appointed at any such meeting or pursuant to any such action without a meeting.

In witness hereof, the undersigned hereby executes this consent as of the date set forth below.

Signed: /s/ Caralyn B. Brace	Date: March 11, 2015

Print Name: Caralyn B. Brace

CONSENT

The undersigned hereby consents to be nominated as a director of Ballantyne Strong, Inc., a Delaware corporation (the “Company”), and to being named as such nominee in any proxy and/or consent solicitation statement, card and other materials prepared, distributed and/or filed with any governmental body by Fundamental Global Investors, LLC, its affiliates and/or representatives, or the Company, in connection with the solicitation of proxies and/or written consents for the undersigned’s election or appointment at any annual or special meeting of the Company held, or pursuant to any action without a meeting taken, within twelve (12) months of the date set forth below. The undersigned further consents to serve on the board of directors of the Company if elected or appointed at any such meeting or pursuant to any such action without a meeting.

In witness hereof, the undersigned hereby executes this consent as of the date set forth below.

Signed: /s/ William J. Gerber	Date: March 11, 2015

Print Name: William J. Gerber

CONSENT

The undersigned hereby consents to be nominated as a director of Ballantyne Strong, Inc., a Delaware corporation (the “Company”), and to being named as such nominee in any proxy and/or consent solicitation statement, card and other materials prepared, distributed and/or filed with any governmental body by Fundamental Global Investors, LLC, its affiliates and/or representatives, or the Company, in connection with the solicitation of proxies and/or written consents for the undersigned’s election or appointment at any annual or special meeting of the Company held, or pursuant to any action without a meeting taken, within twelve (12) months of the date set forth below. The undersigned further consents to serve on the board of directors of the Company if elected or appointed at any such meeting or pursuant to any such action without a meeting.

In witness hereof, the undersigned hereby executes this consent as of the date set forth below.

Signed: /s/ Russel R. Heiser II	Date: March 13, 2015

Print Name: Russel R. Heiser II

CONSENT

The undersigned hereby consents to be nominated as a director of Ballantyne Strong, Inc., a Delaware corporation (the “Company”), and to being named as such nominee in any proxy and/or consent solicitation statement, card and other materials prepared, distributed and/or filed with any governmental body by Fundamental Global Investors, LLC, its affiliates and/or representatives, or the Company, in connection with the solicitation of proxies and/or written consents for the undersigned’s election or appointment at any annual or special meeting of the Company held, or pursuant to any action without a meeting taken, within twelve (12) months of the date set forth below. The undersigned further consents to serve on the board of directors of the Company if elected or appointed at any such meeting or pursuant to any such action without a meeting.

In witness hereof, the undersigned hereby executes this consent as of the date set forth below.

Signed: /s/ Charles T. Lanktree	Date: March 11, 2015

Print Name: Charles T. Lanktree

CONSENT

The undersigned hereby consents to be nominated as a director of Ballantyne Strong, Inc., a Delaware corporation (the “Company”), and to being named as such nominee in any proxy and/or consent solicitation statement, card and other materials prepared, distributed and/or filed with any governmental body by Fundamental Global Investors, LLC, its affiliates and/or representatives, or the Company, in connection with the solicitation of proxies and/or written consents for the undersigned’s election or appointment at any annual or special meeting of the Company held, or pursuant to any action without a meeting taken, within twelve (12) months of the date set forth below. The undersigned further consents to serve on the board of directors of the Company if elected or appointed at any such meeting or pursuant to any such action without a meeting.

In witness hereof, the undersigned hereby executes this consent as of the date set forth below.

Signed: /s/ Robert J. Marino	Date: March 12, 2015

Print Name: Robert J. Marino

CONSENT

The undersigned hereby consents to be nominated as a director of Ballantyne Strong, Inc., a Delaware corporation (the “Company”), and to being named as such nominee in any proxy and/or consent solicitation statement, card and other materials prepared, distributed and/or filed with any governmental body by Fundamental Global Investors, LLC, its affiliates and/or representatives, or the Company, in connection with the solicitation of proxies and/or written consents for the undersigned’s election or appointment at any annual or special meeting of the Company held, or pursuant to any action without a meeting taken, within twelve (12) months of the date set forth below. The undersigned further consents to serve on the board of directors of the Company if elected or appointed at any such meeting or pursuant to any such action without a meeting.

In witness hereof, the undersigned hereby executes this consent as of the date set forth below.

Signed: /s/ Robert J. Roschman	Date: March 12, 2015

Print Name: Robert J. Roschman

Appendix B

Transactions in BTN Shares During the Past Two Years

The following table sets forth information with respect to all purchases and sales of BTN shares effected by Fundamental Global Partners, LP and Fundamental Global Partners Master Fund, LP during the past two years. Fundamental Global Partners, LP and Fundamental Global Partners Master Fund, LP paid for each of these BTN shares with their respective cash amounts on hand.

Fundamental Global Partners Master Fund, LP

Transaction Date	Number of Shares Bought/(Sold)		Price Per Share ($)
7/23/2014	1,000		3.875480
7/24/2014	343,239	*	3.850000
7/24/2014	3,800		3.849621
7/28/2014	2,600		3.937114
7/29/2014	312		3.850000
7/30/2014	9,032		3.883237
7/31/2014	6,425		3.864720
8/4/2014	(2,619)		3.725720
8/11/2014	14,322		3.938402
8/13/2014	700		4.011229
8/21/2014	100		3.850000
8/25/2014	9,232		3.796701
8/26/2014	26,351		3.954208
8/27/2014	22,234		4.171726
8/28/2014	49,943		4.359407
8/29/2014	94,639		4.571782
9/3/2014	43,977		4.482670
9/4/2014	91,434		4.534368
9/5/2014	19,524		4.577210
9/8/2014	76,994		4.576819
9/9/2014	36,892		4.558321
9/10/2014	31,841		4.591863
9/11/2014	15,259		4.552691
9/12/2014	240		4.535000
9/15/2014	7,200		4.542520
9/16/2014	19,499		4.519196
9/17/2014	9,420		4.539241
9/18/2014	48,281		4.588489
9/19/2014	13,406		4.463532
9/23/2014	854		4.373204
9/25/2014	15,174		4.386548
9/26/2014	48,897		4.490768
9/30/2014	21,060		4.470072
10/29/2014	46,324		4.405546
10/30/2014	19,209		4.421699
10/31/2014	28,400		4.478760
12/16/2014	44,618		4.136215
12/17/2014	17,597		4.178971
12/18/2014	15,120		4.213917

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
3/10/2015	9,500	4.904211
3/11/2015	6,830	4.913470
3/12/2015	12,378	4.871076

Fundamental Global Partners, LP

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
4/2/2013	(100)	4.255000
4/2/2013	(4,300)	4.259400
4/2/2013	(600)	4.251700
4/4/2013	(1,500)	4.255300
4/4/2013	(100)	4.260000
4/4/2013	(3,400)	4.239700
4/15/2013	(20,000)	4.365000
5/8/2013	3,000	4.742400
5/8/2013	7,900	4.680700
5/8/2013	1,200	4.731700
5/8/2013	200	4.710000
5/8/2013	400	4.723700
5/8/2013	7,000	4.742400
5/8/2013	300	4.710000
5/9/2013	1,500	4.800000
5/9/2013	3,900	4.787700
5/9/2013	700	4.789300
5/9/2013	1,600	4.799400
5/10/2013	106	4.379400
5/10/2013	2,500	4.477600
5/10/2013	3,244	4.463500
5/10/2013	4,150	4.358500
5/13/2013	900	4.187800
5/13/2013	100	4.200000
5/13/2013	3,000	4.193700
5/14/2013	5,000	4.201300
5/14/2013	500	4.134000
5/14/2013	700	4.140000
5/14/2013	100	4.130000
5/14/2013	300	4.158300
5/14/2013	100	4.120000
5/14/2013	300	4.113300
5/17/2013	5,700	4.185700
5/20/2013	100	4.190000
5/20/2013	100	4.190000
5/20/2013	100	4.190000
5/20/2013	100	4.200000
5/20/2013	100	4.190000
5/20/2013	100	4.190000
5/20/2013	100	4.190000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
5/20/2013	100	4.190000
5/20/2013	100	4.190000
5/20/2013	100	4.200000
5/20/2013	100	4.190000
5/20/2013	100	4.200000
5/20/2013	100	4.200000
5/20/2013	100	4.200000
5/20/2013	100	4.200000
5/20/2013	100	4.200000
5/20/2013	100	4.190000
5/20/2013	100	4.200000
5/20/2013	100	4.190000
5/20/2013	100	4.190000
5/20/2013	100	4.200000
5/20/2013	100	4.200000
5/20/2013	100	4.190000
5/20/2013	100	4.200000
5/20/2013	100	4.190000
5/20/2013	100	4.200000
5/20/2013	100	4.190000
5/20/2013	100	4.200000
5/20/2013	100	4.190000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.190000
5/20/2013	100	4.210000
5/20/2013	100	4.190000
5/20/2013	100	4.210000
5/20/2013	100	4.190000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.210000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.140000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.135000
5/20/2013	100	4.210000
5/20/2013	100	4.160000
5/20/2013	100	4.210000
5/20/2013	100	4.180000
5/20/2013	100	4.210000
5/20/2013	100	4.140000
5/20/2013	100	4.210000
5/20/2013	100	4.170000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	100	4.210000
5/20/2013	62	4.180000
5/20/2013	38	4.180000
5/20/2013	500	4.143000
5/20/2013	200	4.132500
5/20/2013	100	4.140000
5/20/2013	300	4.138300
5/21/2013	100	4.190000
5/21/2013	500	4.187000
5/21/2013	4,400	4.213900
5/23/2013	400	4.190000
5/23/2013	400	4.182500
5/23/2013	600	4.190000
5/23/2013	100	4.200000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
5/23/2013	3,500	4.155900
5/24/2013	1,000	4.171800
5/28/2013	900	4.195600
5/28/2013	100	4.190000
5/30/2013	2,300	4.198300
5/30/2013	100	4.180000
5/30/2013	100	4.170000
5/30/2013	100	4.180000
5/30/2013	100	4.170000
5/30/2013	100	4.168100
5/30/2013	300	4.160000
5/30/2013	200	4.160000
5/30/2013	100	4.160000
5/30/2013	1,300	4.163500
5/30/2013	300	4.163300
5/31/2013	(500)	4.102000
5/31/2013	(500)	4.120000
5/31/2013	(500)	4.110000
5/31/2013	(200)	4.120000
5/31/2013	(200)	4.120000
5/31/2013	(200)	4.100000
5/31/2013	(200)	4.070000
5/31/2013	(100)	4.130000
5/31/2013	(100)	4.100000
5/31/2013	(100)	4.080000
5/31/2013	(100)	4.070000
5/31/2013	(300)	4.120000
5/31/2013	(300)	4.100000
5/31/2013	(300)	4.100000
5/31/2013	(1,300)	4.096900
6/13/2013	(200)	4.230000
6/13/2013	(700)	4.230000
6/13/2013	(4,000)	4.230000
6/13/2013	(400)	4.230000
6/13/2013	(400)	4.230000
6/13/2013	(2,700)	4.230000
6/13/2013	(2,700)	4.230000
6/13/2013	(1,400)	4.238600
6/13/2013	(100)	4.230000
6/13/2013	(100)	4.230000
6/13/2013	(100)	4.230000
6/13/2013	(3,400)	4.239400
6/13/2013	(300)	4.230000
6/17/2013	(1,500)	4.237300
6/17/2013	(200)	4.230000
6/17/2013	(500)	4.230000
6/17/2013	(200)	4.230000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
6/17/2013	(200)	4.230000
6/17/2013	(400)	4.230000
6/17/2013	(400)	4.207500
6/17/2013	(1,900)	4.230000
6/17/2013	(100)	4.230000
6/17/2013	(100)	4.230000
6/17/2013	(100)	4.230000
6/17/2013	(100)	4.210000
6/17/2013	(300)	4.230000
6/17/2013	(2,600)	4.230000
6/17/2013	(600)	4.230000
6/17/2013	(800)	4.230000
6/18/2013	200	4.090000
6/18/2013	700	4.080700
6/18/2013	900	4.079400
6/18/2013	200	4.090000
6/18/2013	3,000	4.083300
6/18/2013	1,300	4.088800
6/18/2013	1,200	4.075400
6/18/2013	800	4.083100
6/18/2013	800	4.079400
6/18/2013	100	4.090000
6/18/2013	800	4.080000
6/20/2013	600	4.098300
6/20/2013	300	4.096700
6/20/2013	1,500	4.102300
6/20/2013	100	4.080000
6/20/2013	1,000	4.076000
6/20/2013	600	4.135000
6/20/2013	100	4.080000
6/20/2013	800	4.126200
6/24/2013	100	4.000000
6/24/2013	100	4.030000
6/24/2013	630	4.044800
6/24/2013	3,270	3.990100
6/24/2013	600	4.048300
6/24/2013	300	4.046700
7/3/2013	(100)	4.230000
7/5/2013	(200)	4.230000
7/5/2013	(400)	4.230000
7/5/2013	(300)	4.230000
7/5/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
7/9/2013	(200)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(200)	4.235000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(100)	4.230000
7/9/2013	(300)	4.236700
7/9/2013	(600)	4.230000
7/9/2013	(100)	4.230000
7/22/2013	100	4.120000
7/22/2013	100	4.120000
7/22/2013	1,000	4.125000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	200	4.110000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	200	4.127500
7/22/2013	200	4.140000
7/22/2013	200	4.135000
7/22/2013	200	4.135000
7/22/2013	100	4.140000
7/22/2013	200	4.130000
7/22/2013	900	4.130000
7/22/2013	200	4.140000
7/22/2013	200	4.120000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
7/22/2013	200	4.120000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	700	4.130000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.100000
7/22/2013	100	4.100000
7/22/2013	100	4.120000
7/22/2013	100	4.110000
7/22/2013	100	4.140000
7/22/2013	100	4.140000
7/22/2013	100	4.130000
7/22/2013	100	4.140000
7/22/2013	100	4.130000
7/22/2013	100	4.120000
7/22/2013	100	4.120000
7/22/2013	100	4.130000
7/22/2013	100	4.140000
7/22/2013	100	4.130000
7/22/2013	100	4.120000
7/22/2013	100	4.130000
7/22/2013	100	4.120000
7/22/2013	100	4.120000
7/22/2013	100	4.110000
7/22/2013	100	4.120000
7/22/2013	100	4.110000
7/22/2013	100	4.100000
7/22/2013	100	4.100000
7/22/2013	100	4.090000
7/22/2013	100	4.100000
7/22/2013	300	4.123300
7/22/2013	100	4.125000
7/22/2013	100	4.120000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
7/23/2013	200	4.160000
7/23/2013	3,000	4.151300
7/23/2013	600	4.128300
8/5/2013	(100)	4.260000
8/5/2013	(800)	4.256200
8/5/2013	(1,300)	4.250800
8/5/2013	(1,500)	4.260300
8/5/2013	(100)	4.250000
8/6/2013	200	4.190000
8/6/2013	1,100	4.162700
8/6/2013	100	4.180000
8/6/2013	1,940	4.191900
8/6/2013	300	4.242800
8/6/2013	260	4.286200
8/6/2013	100	4.200000
8/6/2013	2,700	4.183700
8/6/2013	100	4.180000
8/6/2013	1,100	4.151100
8/6/2013	100	4.180000
8/6/2013	100	4.160000
8/6/2013	300	4.157300
8/6/2013	300	4.113300
8/6/2013	100	4.140000
8/6/2013	1,200	4.126700
8/7/2013	500	4.204000
8/7/2013	500	4.250000
8/7/2013	200	4.250000
8/7/2013	200	4.217500
8/7/2013	1,900	4.218600
8/7/2013	200	4.212500
8/7/2013	100	4.225000
8/7/2013	100	4.240000
8/7/2013	100	4.210000
8/7/2013	1,400	4.209300
8/7/2013	100	4.230000
8/7/2013	3,600	4.245400
8/7/2013	100	4.150000
8/7/2013	100	4.225000
8/7/2013	300	4.223300
8/7/2013	600	4.215800
8/8/2013	2,200	4.089100
8/8/2013	1,200	4.110000
8/8/2013	1,100	4.089100
8/8/2013	200	4.090000
8/8/2013	500	4.090000
8/8/2013	1,211	4.090000
8/8/2013	1,200	4.090000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
8/8/2013	100	4.090000
8/8/2013	1,700	4.107900
8/8/2013	400	4.150000
8/8/2013	600	4.083300
8/8/2013	800	4.118700
8/8/2013	100	4.060000
8/8/2013	300	4.090000
8/8/2013	100	4.090000
8/8/2013	300	4.150000
8/8/2013	1,300	4.096200
8/8/2013	1,300	4.069200
8/8/2013	100	4.130000
8/8/2013	2,689	4.090900
8/8/2013	1,300	4.099400
8/8/2013	1,300	4.106200
8/13/2013	500	4.160000
8/13/2013	900	4.167800
8/13/2013	100	4.200000
8/13/2013	400	4.200000
8/13/2013	100	4.150000
8/13/2013	1,200	4.236700
8/13/2013	3,500	4.219400
8/13/2013	1,400	4.165400
8/13/2013	400	4.160000
8/13/2013	600	4.150000
8/13/2013	300	4.150000
8/13/2013	300	4.230000
8/13/2013	300	4.203300
8/19/2013	200	4.175000
8/19/2013	100	4.190000
8/19/2013	200	4.160000
8/19/2013	500	4.150000
8/19/2013	100	4.190000
8/19/2013	700	4.184300
8/19/2013	100	4.190000
8/19/2013	200	4.150000
8/19/2013	100	4.190000
8/19/2013	100	4.160000
8/19/2013	100	4.170000
8/19/2013	100	4.160000
8/19/2013	100	4.190000
8/19/2013	100	4.170000
8/19/2013	400	4.145000
8/20/2013	606	4.340000
8/20/2013	250	4.320000
8/20/2013	250	4.350000
8/20/2013	500	4.350000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
8/20/2013	200	4.340000
8/20/2013	200	4.350000
8/20/2013	200	4.350000
8/20/2013	200	4.340000
8/20/2013	500	4.340000
8/20/2013	500	4.340000
8/20/2013	200	4.350000
8/20/2013	200	4.350000
8/20/2013	200	4.340000
8/20/2013	200	4.350000
8/20/2013	200	4.350000
8/20/2013	700	4.340000
8/20/2013	700	4.194300
8/20/2013	1,400	4.337900
8/20/2013	100	4.380000
8/20/2013	400	4.342500
8/20/2013	1,900	4.240200
8/20/2013	900	4.347800
8/20/2013	1,400	4.342100
8/20/2013	100	4.380000
8/20/2013	1,200	4.339200
8/20/2013	1,900	4.373200
8/20/2013	100	4.350000
8/20/2013	100	4.340000
8/20/2013	100	4.350000
8/20/2013	100	4.350000
8/20/2013	100	4.350000
8/20/2013	100	4.350000
8/20/2013	100	4.340000
8/20/2013	100	4.340000
8/20/2013	100	4.340000
8/20/2013	100	4.340000
8/20/2013	100	4.281000
8/20/2013	600	4.340000
8/20/2013	600	4.340000
8/20/2013	600	4.345000
8/20/2013	100	4.340000
8/20/2013	100	4.300000
8/20/2013	100	4.260000
8/20/2013	1,100	4.341800
8/20/2013	1,100	4.256400
8/20/2013	300	4.343300
8/20/2013	300	4.350000
8/20/2013	800	4.267500
8/20/2013	300	4.350000
8/20/2013	300	4.336700
8/20/2013	300	4.343300

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
8/20/2013	300	4.270000
8/20/2013	300	4.343300
8/21/2013	1,000	4.333000
8/21/2013	100	4.350000
8/21/2013	100	4.330000
8/21/2013	500	4.380000
8/21/2013	100	4.330000
8/21/2013	1,400	4.301400
8/21/2013	100	4.330000
8/21/2013	100	4.330000
8/21/2013	1,300	4.314200
8/21/2013	100	4.320000
8/21/2013	1,300	4.326100
8/21/2013	100	4.320000
8/21/2013	100	4.320000
8/21/2013	1,300	4.368500
8/21/2013	1,300	4.294600
8/21/2013	900	4.308900
8/21/2013	200	4.320000
8/21/2013	5,200	4.340600
8/21/2013	200	4.340000
8/21/2013	100	4.350000
8/21/2013	100	4.340000
8/26/2013	200	4.350000
8/26/2013	100	4.370000
8/26/2013	100	4.310000
8/26/2013	600	4.303000
8/26/2013	1,000	4.367000
8/27/2013	400	4.470000
8/27/2013	1,200	4.415800
8/27/2013	2,100	4.457600
8/27/2013	1,000	4.456000
8/27/2013	300	4.420000
8/29/2013	(400)	4.252500
8/29/2013	(899)	4.208900
8/29/2013	(801)	4.305100
8/29/2013	(400)	4.325000
8/29/2013	(400)	4.282500
8/29/2013	(2,100)	4.293100
8/30/2013	(500)	4.271000
8/30/2013	(900)	4.245600
8/30/2013	(100)	4.260000
8/30/2013	(100)	4.280000
8/30/2013	(100)	4.260000
9/6/2013	200	4.250000
9/6/2013	100	4.250000
9/6/2013	500	4.248000

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
9/6/2013	800	4.255000
9/6/2013	700	4.255000
9/6/2013	6,000	4.263500
9/6/2013	100	4.250000
9/6/2013	100	4.250000
9/10/2013	700	4.307100
9/10/2013	100	4.300000
9/10/2013	100	4.320000
9/10/2013	100	4.290000
9/10/2013	100	4.260000
9/30/2013	10,000	4.244400
10/1/2013	21,000	4.566900
10/2/2013	11,200	4.566200
10/7/2013	1,000	5.099000
10/9/2013	10,000	4.811800
10/10/2013	3,000	4.760000
10/11/2013	100	4.800000
10/14/2013	10,000	4.756600
10/17/2013	200	4.745000
10/24/2013	1,100	4.980000
10/28/2013	(1,000)	4.960000
10/29/2013	(1,800)	4.912400
11/1/2013	(9,678)	4.938700
11/7/2013	(10,000)	4.723200
11/12/2013	(58,700)	4.279800
11/15/2013	(7,500)	4.330300
12/6/2013	10,000	4.444600
12/18/2013	1,800	4.584200
12/20/2013	17,800	4.593200
12/24/2013	100	4.710000
12/26/2013	5,000	4.703600
12/30/2013	10,000	4.678600
12/31/2013	10,000	4.710000
1/2/2014	10,000	4.713500
1/3/2014	10,000	4.754200
1/7/2014	10,600	4.810500
1/8/2014	18,896	4.926400
1/10/2014	10,000	4.929600
1/13/2014	20,000	5.047200
1/14/2014	5,200	5.053500
1/15/2014	10,000	5.070500
1/16/2014	10,000	5.079800
1/17/2014	16,303	5.042700
1/27/2014	10,000	4.800000
1/28/2014	1,000	4.737000
1/30/2014	2,000	4.665500
2/4/2014	2,000	4.649300

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
2/5/2014	(10,000)	4.501200
2/5/2014	1,000	4.558000
2/6/2014	10,000	4.646700
2/7/2014	5,000	4.697300
2/10/2014	2,000	4.752300
2/11/2014	3,000	4.766000
2/12/2014	7,000	4.624500
2/13/2014	1,800	4.669400
3/25/2014	2,000	4.774300
3/31/2014	5,000	4.728800
4/1/2014	10,000	4.743900
4/2/2014	5,000	4.759400
4/11/2014	4,100	4.576100
4/15/2014	11,100	4.684500
4/17/2014	6,100	4.622500
4/21/2014	6,400	4.629100
4/22/2014	2,000	4.678000
4/25/2014	2,000	4.665000
5/8/2014	40,000	4.097400
5/9/2014	30,000	4.120167
5/12/2014	20,000	4.239100
5/13/2014	30,699	4.250300
5/14/2014	37,225	4.196500
5/15/2014	33,622	4.261600
5/16/2014	22,877	4.307300
5/19/2014	20,000	4.381500
5/20/2014	10,000	4.426500
5/21/2014	2,000	4.226700
5/28/2014	5,000	4.196600
6/4/2014	(100)	4.070000
7/2/2014	(10,000)	4.116900
7/7/2014	(4,850)	4.072800
7/9/2014	(37,202)	3.841000
7/16/2014	(13,100)	3.950400
7/24/2014	(343,239)*	3.850000
7/25/2014	4,272	3.875528
7/29/2014	288	3.850000
7/30/2014	7,968	3.883519
7/31/2014	3,575	3.862755
8/4/2014	(2,417)	3.725721
8/11/2014	12,454	3.937572
8/25/2014	768	3.796685
8/26/2014	24,323	3.954207
8/27/2014	20,526	4.171723
8/28/2014	46,098	4.359411
8/29/2014	87,358	4.571782
9/3/2014	40,595	4.482669

Transaction Date	Number of Shares Bought/(Sold)	Price Per Share ($)
9/5/2014	7,776	4.565092
9/8/2014	96	4.550000
9/12/2014	160	4.535000
9/15/2014	4,800	4.542520
9/16/2014	13,001	4.519202
9/17/2014	6,280	4.539241
9/18/2014	24,719	4.593063
9/19/2014	3,594	4.463283
9/23/2014	569	4.373241
9/25/2014	10,116	4.386548
9/26/2014	32,599	4.490767
9/30/2014	14,040	4.470073
10/29/2014	30,882	4.405544

*	Private transfer from Fundamental Global Partners, LP to Fundamental Global Partners Master Fund, LP.

Appendix C

Additional Information About the Participants in this Solicitation

Except as set forth in this proxy statement or in the Appendices hereto, none of Fundamental Global Investors, LLC, Fundamental Global Partners, LP, Fundamental Global Partners Master Fund, LP, Fundamental Global Partners GP, LLC, FG Partners GP, LLC, CWA Asset Management Group, LLC (doing business as “Capital Wealth Advisors”), Joseph H. Moglia, Lewis M. Johnson, any of our director candidates, or any of the other persons named in this proxy statement as being participants in this proxy solicitation, or any associate of any of the foregoing persons (collectively, the “Participants” and each, “Participant”) (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of BTN or any parent or subsidiary of BTN, (ii) owns any securities of BTN, or any parent or subsidiary of BTN, of record but not beneficially, (iii) has purchased or sold any securities of BTN within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of BTN, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of BTN within the past year, (vi) has been indebted to BTN or any of its subsidiaries since the beginning of BTN’s last fiscal year, (vii) has any arrangement or understanding with respect to future employment by BTN or any of its affiliates or with respect to any future transactions to which BTN or any of its affiliates will or may be a party, or (viii) has engaged in or had, or is deemed to have, a direct or indirect interest in any transaction, or series of similar transactions, within BTN’s last fiscal year and the interim period to the date hereof, or in any currently proposed transaction, or series of similar transactions, to which BTN or any of its affiliates was or is to be a party, in which the amount involved exceeds $120,000.

In addition, except as set forth in this proxy statement or in the Appendices hereto, (i) none of the corporations or organizations in which any Participant has conducted his or her principal occupation or employment was a parent, subsidiary or other affiliate of BTN, (ii) none of the Participants holds any position or office with BTN or has any family relationship with any executive officer or director of BTN or each other, and (iii) there are no material proceedings to which any Participant is a party adverse to BTN or any of its subsidiaries, or in which any Participant has a material interest adverse to BTN or any of its subsidiaries.

During the past ten years, except as set forth in this proxy statement, in the Appendices hereto or below:

(a)	No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of, any Participant, or any partnership in which any Participant was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing.
(b)	No Participant has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations, similar misdemeanors and other minor offenses).
(c)	No Participant has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:
(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
(ii)	Engaging in any type of business practice; or
(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

C-1

(d)	No Participant has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity.
(e)	No Participant has been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.
(f)	No Participant has been found by a court of competent jurisdiction in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.
(g)	No Participant has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding (other than any settlement of a civil proceeding among private litigants), not subsequently reversed, suspended or vacated, relating to an alleged violation of:
(i)	Any Federal or State securities or commodities law or regulation;
(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.
(h)	No Participant has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In the instances where this proxy statement does not directly address a disclosure that is required of the Participants under Schedule 14A, no matters requiring disclosure exist.

C-2

Appendix D

Common Stock Ownership of Certain Beneficial Owners
and Management

The following tables set forth the beneficial ownership of BTN’s shares by each shareholder known to be the beneficial owner of more than 5% of the outstanding shares of BTN and the beneficial ownership of BTN’s shares by each of BTN’s directors and named executive officers, and the directors and executive officers as a group. We have taken this information from BTN’s proxy statement filed with the Securities and Exchange Commission on March 31, 2014, and we assume no responsibility for the accuracy or completeness of this information.

We have updated this information from BTN’s 2014 proxy statement only by (i) updating greater than 5% holder information based on the latest Schedules 13D and Schedules 13G filed with the Securities and Exchange Commission, (ii) including footnotes regarding management and director changes, and (iii) including information regarding Fundamental Global and our director candidates, calculating their stock ownership percentages by using the outstanding share information of BTN as reported in its Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to its fiscal year ended December 31, 2014, where BTN reported 14,092,129 shares of its common stock as being outstanding as of March 3, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Fundamental Global Investors, LLC(2) 4201 Congress Street, Suite 140 Charlotte, NC 28209	2,074,684	14.7%
Ariel Investments, LLC(3) 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	2,074,182	14.7%
Royce & Associates, LLC(4) 745 Fifth Avenue New York, NY 10151	1,014,019	7.2%
Dimensional Fund Advisors LP(5) Building One, 6300 Bee Cave Road Austin, TX 78749	998,478	7.1%

(1)	Stock ownership percentages were calculated by using the outstanding share information of BTN as reported in its Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to its fiscal year ended December 31, 2014, where BTN reported 14,092,129 shares of its common stock as being outstanding as of March 3, 2015.
(2)	D. Kyle Cerminara, Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC was appointed to BTN’s board on February 20, 2015. For additional information regarding Fundamental Global’s holdings, see the section titled “Information About Us” in this proxy statement.
(3)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2015. In its Schedule 13G/A, Ariel Investments, LLC reports sole voting power over 1,279,741 shares and sole dispositive power over 2,074,182 shares. Ariel Investments, LLC reports that its adviser clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, all securities reported in its Schedule 13G/A. None of Ariel Investments, LLC’s clients have an economic interest in more than 5% of the subject securities reported upon in its Schedule 13G/A.
(4)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on January 6, 2015. Royce & Associates, LLC reports sole voting and sole dispositive power over these shares.

(5)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2015. In its Schedule 13G/A, Dimensional Fund Advisors LP reports sole voting power over 961,101 shares and sole dispositive power over 998,478 shares. As stated in its Schedule 13G/A, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, Dimensional states that all securities reported in its Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

BTN Directors and Executive Officers	Number of Shares Beneficially Owned(1)		Percent of Common Stock(2)
Gary L. Cavey, President, CEO and Director	144,329	(3)	1.0%
+Mary A. Carstens, Senior Vice President, CFO, and Treasurer	36,089	(4)	*
Christopher D. Stark, Senior Vice President and COO	52,713	(5)	*
Ray F. Boegner, Senior Vice President	55,873	(6)	*
David G. Anderson, Senior Vice President, General Counsel and Secretary	15,675	(7)	*
++William F. Welsh, II, Director	144,500	(8)	1.0%
James C. Shay, Director	17,950	(9)	*
Marc E. LeBaron, Director	38,750	(10)	*
+++Mark D. Hasebroock, Former Director	45,875	(11)	*
++Samuel C. Freitag, Chairman of the Board	128,469	(12)	*
Donde Plowman, Director	22,606	(13)	*
All current directors and executive officers as a group (11 persons)(2)	702,829	(14)	5.0%

*	Less than 1% of common stock outstanding.

All executive officers beneficially own 304,769 shares, including exercisable stock options and restricted stock, or 2.2% of the outstanding common stock.(1)(14)

(1)	Each director, nominee and officer not shown as being a part of a group owns all outstanding shares directly and has sole or shared voting and investment power over such shares. The number of shares shown for shareholders reporting ownership as part of a group represents the total number of shares over which any member of the group has sole or shared voting or investment power.
(2)	Based upon 14,139,462 shares of common stock outstanding as of March 17, 2014. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days of March 17, 2014, upon the exercise of stock options. The shares also include restricted stock which will vest within 60 days of March 17, 2014, as the individuals have sole or shared voting and investment power over such shares. Accordingly, the number of shares and percentage set forth next to the name of such person, all executive officers as a group and all directors, nominees and executive officers as a group includes the shares of common stock issuable pursuant to presently exercisable stock options and non-vested restricted stock. However, the shares of common stock so issuable upon exercise of stock options or unvested restricted stock by any such person are not included in calculating the percentage of common stock beneficially owned by any other shareholder.
(3)	Includes 24,829 shares of common stock directly owned by Mr. Cavey, 45,000 shares held in the Gary L. Cavey Revocable Trust of which Mr. Cavey is the Trustee and 74,500 shares purchasable pursuant to presently exercisable stock options.
(4)	Includes 18,889 shares of common stock directly owned by Ms. Carstens and 17,200 shares purchasable pursuant to presently exercisable stock options.
(5)	Includes 37,713 shares of common stock directly owned by Mr. Stark and 15,000 shares purchasable pursuant to presently exercisable stock options.

(6)	Includes 40,873 shares of common stock directly owned by Mr. Boegner and 15,000 shares purchasable pursuant to presently exercisable stock options.
(7)	Includes 8,175 shares of common stock directly owned by Mr. Anderson and 7,500 shares purchasable pursuant to presently exercisable options.
(8)	Includes 138,250 shares of common stock directly owned by Mr. Welsh and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.
(9)	Includes 11,700 shares of common stock directly owned by Mr. Shay and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.
(10)	Includes 32,500 shares of common stock directly owned by Mr. LeBaron and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.
(11)	Includes 39,625 shares of common stock directly owned by Mr. Hasebroock and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.
(12)	Includes 74,219 shares of common stock directly owned by Mr. Freitag, 48,000 shares of common stock held by Mr. Freitag’s wife and children and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.
(13)	Includes 16,356 shares of common stock directly owned by Dr. Plowman and 6,250 shares of restricted common stock vesting within 60 days of March 17, 2014.
(14)	As of March 17, 2014. Includes 443,129 shares of common stock owned directly by all directors, nominees and executive officers as a group, 45,000 shares owned indirectly by the Gary L. Cavey Revocable Trust, 48,000 shares of common stock held by Mr. Freitag’s wife and children, 37,500 shares of restricted common stock vesting within 60 days of March 17, 2014 and 129,200 shares purchasable pursuant to presently exercisable stock options.
+	BTN announced that Ms. Carstens retired as Senior Vice President, Chief Financial Officer and Treasurer of BTN effective September 2, 2014, and Mr. Nathan D. Legband assumed the positions of Vice President, Chief Financial Officer and Treasurer of BTN effective that same day.
++	On January 2, 2015, BTN announced that Samuel C. Freitag was elected to serve as chairman of BTN’s board, effective January 1, 2015. The press release noted that Mr. Freitag succeeded William F. Welsh, II, age 73, who would remain as a member of the board of directors.
+++	On February 20, 2015, Mark D. Hasebroock retired from BTN’s board of directors. On February 20, 2015, the board appointed D. Kyle Cerminara, Chief Executive Officer, Co-founder and Partner of Fundamental Global Investors, LLC, as a director of BTN.

Fundamental Global’s Director Nominees	Number of Shares Beneficially Owned(1)		Percent of Common Stock
D. Kyle Cerminara	2,074,684	(2)	14.7%
Caralyn B. Brace	—		*
William J. Gerber	—		*
Russel (“Rob”) R. Heiser II	—		*
Charles T. Lanktree	7,500	(3)	*
Robert J. Marino	—		*
Robert J. Roschman	—		*
All Fundamental Global director nominees	2,082,184		14.8%

*	Less than 1% of common stock outstanding.
(1)	Stock ownership percentages were calculated by using the outstanding share information of BTN as reported in its Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to its fiscal year ended December 31, 2014, where BTN reported 14,092,129 shares of its common stock as being outstanding as of March 3, 2015.
(2)	Mr. Cerminara may be deemed to be the beneficial holder of the BTN shares held by Fundamental Global.
(3)	Mr. Lanktree may be deemed to beneficially own the BTN shares held by the Donna B. Lanktree Family Trust, the trustee of which is Donna B. Lanktree, the spouse of Mr. Lanktree.

Important: How to Provide a Proxy to Us

Your vote is important. No matter how many BTN shares you own, please provide a proxy to vote in favor of our director candidates by taking five steps:

•	Check the boxes indicating a vote FOR our seven director candidates on the enclosed BLUE proxy card;
•	Check the box indicating a vote AGAINST on BTN’s say-on-pay proposal on the enclosed BLUE proxy card;
•	Check the box indicating your vote on BTN’s auditor ratification proposal, or leave the box unchecked, on the enclosed BLUE proxy card;
•	SIGN and DATE the enclosed BLUE proxy card; and
•	MAIL the enclosed BLUE proxy card to us in the enclosed postage-paid envelope.

If any of your BTN shares are held in the name of a bank, broker or other nominee, only that entity can vote your BTN shares and only upon receipt of your specific instructions. Accordingly, if you received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately complete, sign, date and return the BLUE voting instruction card to that entity. If you have not received a BLUE voting instruction card from your bank, broker or other nominee, you should immediately contact the person responsible for your account to obtain a BLUE voting instruction card. We urge you to confirm to us in writing any voting instructions provided to a bank, broker or other nominee, by calling or sending a faxed copy of the executed voting instruction card to Alliance Advisors, our proxy advisor, at the toll-free telephone number or fax number provided below, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

We urge you not to sign any proxy card or revocation card that may be sent to you by BTN. To support Fundamental Global, you should return our BLUE proxy card and discard any proxy card you receive from BTN. You do not need to (and should not) vote “withhold” on BTN’s proxy card to vote for our director candidates. You should not vote for any of the director candidates nominated by BTN, or on any other matter, by returning BTN’s proxy card.

If you have already provided BTN with an executed proxy, you may revoke it by executing a later dated BLUE proxy card and sending it to us in the enclosed postage-paid envelope (or, if you hold your shares through a bank, broker or other nominee, by sending a later dated BLUE voting instruction card to that entity).

If you have any questions, require any assistance in voting your BTN shares, need any additional copies of our proxy materials, or have any other questions, please call Alliance Advisors, our proxy advisor, at the toll-free telephone number included below.

Alliance Advisors

200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Toll-free number: 888-991-1296
Fax: (973) 338-1430

FUNDAMENTAL GLOBAL RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW, "AGAINST" PROPOSAL NO. 2 AND MAKES NO RECOMMENDATION ON PROPOSAL NO. 3.

Please mark your votes like this ☒

1. Election to the Board of Directors of:

	FOR	WITHHOLD
01 D. Kyle Cerminara	☐	☐
02 Caralyn B. Brace	☐	☐
03 William J. Gerber	☐	☐
04 Russel R. Heiser II	☐	☐
05 Charles T. Lanktree	☐	☐
06 Robert J. Marino	☐	☐
07 Robert J. Roschman	☐	☐

2. To approve, on an advisory, non-binding basis, the compensation of BTN's named executive offices, as described in BTN's proxy statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

For address changes and/or comments, please write them below

____

____

____

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. Any other matter(s) properly brought before the Meeting.

I plan to attend the Annual Meeting. Please pre-register me. ☐

PLEASE SIGN AND DATE THIS PROXY BELOW

IMPORTANT NOTE TO SHAREHOLDERS:

Please sign exactly as your shares are registered.
Joint owners should both sign. When signing as executor, trustee, administrator, guardian, officer of a corporation, attorney-in-fact or in any other fiduciary or representative capacity, please give your full name and title. This Proxy, when executed, will vote all shares held in all capacities. Please date this Proxy.

Date: ____________________________, 2015

Signature ____________________________

Signature ____________________________

CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET
Vote Your Proxy on the Internet:
Go to www.cesvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE
Vote Your Proxy by Phone:
Call 1 (888) 693-8683
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL
Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY